                                                                     EXHIBIT 2.1
--------------------------------------------------------------------------------




                      AGREEMENT AND PLAN OF AMALGAMATION

                                 BY AND AMONG

                         NUMERICAL TECHNOLOGIES, INC.,

                        NUMERICAL NOVA SCOTIA COMPANY,

                        NUMERICAL ACQUISITION LIMITED,

                        CADABRA DESIGN AUTOMATION INC.,

                         3047725 NOVA SCOTIA LIMITED,

                                MARTIN LEFEBVRE

                                      AND

                                 FAYSAL SOHAIL




                         Dated as of September 5, 2000


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

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ARTICLE I THE AMALGAMATION............................................................................    2

     1.1      The Amalgamation........................................................................    2
              ----------------
     1.2      Effective Time; Closing.................................................................    2
              -----------------------
     1.3      Effect of the Amalgamation..............................................................    2
              --------------------------
     1.4      Memorandum of Association and Articles of Association...................................    3
              -----------------------------------------------------
     1.5      Directors and Officers..................................................................    3
              ----------------------
     1.6      Effect on Capital Stock.................................................................    3
              -----------------------
     1.7      Dissenting Shares.......................................................................    4
              -----------------
     1.8      Surrender of Certificates...............................................................    5
              -------------------------
     1.9      No Further Ownership Rights in Company Common Stock.....................................    6
              ---------------------------------------------------
     1.10     Lost, Stolen or Destroyed Certificates..................................................    6
              --------------------------------------
     1.11     Tax and Accounting Treatment............................................................    6
              ----------------------------
     1.12     Reorganization of Capital...............................................................    7
              -------------------------
     1.13     Reservation of Parent Common Stock......................................................    7
              ----------------------------------

ARTICLE II REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.......................................    7

     2.1      Organization of the Company and Subsidiaries............................................    7
              --------------------------------------------
     2.2      Articles and Memoranda..................................................................    8
              ----------------------
     2.3      Capitalization..........................................................................    8
              --------------
     2.4      Authority...............................................................................   10
              ---------
     2.5      No Conflict; Required Filings and Consents..............................................   10
              ------------------------------------------
     2.6      Compliance; Permits.....................................................................   11
              -------------------
     2.7      Company Financial Statements............................................................   11
              ----------------------------
     2.8      No Undisclosed Liabilities..............................................................   11
              --------------------------
     2.9      Absence of Certain Changes or Events....................................................   12
              ------------------------------------
     2.10     Absence of Litigation...................................................................   12
              ---------------------
     2.11     Employee Benefit Plans..................................................................   13
              ----------------------
     2.12     Labor Matters...........................................................................   15
              -------------
     2.13     Restrictions on Business Activities.....................................................   16
              -----------------------------------
     2.14     Title to Property.......................................................................   16
              -----------------
     2.15     Taxes...................................................................................   17
              -----
     2.16     Environmental Matters...................................................................   19
              ---------------------
     2.17     Brokers.................................................................................   20
              -------
     2.18     Intellectual Property...................................................................   20
              ---------------------
     2.19     Agreements, Contracts and Commitments...................................................   24
              -------------------------------------
     2.20     Insurance...............................................................................   25
              ---------
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                               TABLE OF CONTENTS
                                  (continued)

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     2.21     Board Approval..........................................................................   25
              --------------
     2.22     Minute Books............................................................................   25
              ------------
     2.23     Canadian Securities Laws................................................................   25
              ------------------------
     2.24     Circular Disclosure.....................................................................   26
              -------------------
     2.25     Full Disclosure.........................................................................   26
              ---------------

ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING ML HOLDCO........................................   26

     3.1      Organization............................................................................   26
              ------------
     3.2      Articles and Memoranda..................................................................   26
              ----------------------
     3.3      Capitalization..........................................................................   26
              --------------
     3.4      No Contracts or Agreements..............................................................   27
              --------------------------
     3.5      Authority...............................................................................   27
              ---------
     3.6      No Conflict; Required Filings and Consents..............................................   27
              ------------------------------------------
     3.7      Compliance; Permits.....................................................................   28
              -------------------
     3.8      No Undisclosed Liabilities..............................................................   28
              --------------------------
     3.9      Taxes...................................................................................   28
              -----
     3.10     Brokers.................................................................................   29
              -------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND AMALGAMATION SUB..............................   29

     4.1      Organization............................................................................   29
              ------------
     4.2      Authority...............................................................................   29
              ---------
     4.3      No Conflict; Required Filings and Consents..............................................   30
              ------------------------------------------
     4.4      Capitalization..........................................................................   31
              --------------
     4.5      SEC Documents...........................................................................   31
              -------------
     4.6      No Material Adverse Change..............................................................   31
              --------------------------
     4.7      Absence of Litigation...................................................................   32
              ---------------------
     4.8      Brokers.................................................................................   32
              -------
     4.9      Board Approval..........................................................................   32
              --------------
     4.10     Circular Disclosure.....................................................................   32
              -------------------
     4.11     Full Disclosure.........................................................................   32
              ---------------
     4.12     Compliance With Laws....................................................................   32
              --------------------

ARTICLE V CONDUCT PRIOR TO THE CLOSING................................................................   32

     5.1      Conduct of Business of the Company......................................................   32
              ----------------------------------
     5.2      Conduct of Parent.......................................................................   35
              -----------------
     5.3      No Solicitation.........................................................................   35
              ---------------
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                                     -ii-

                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE VI ADDITIONAL AGREEMENTS...................................................................    36

     6.1      Company Shareholders Meeting.........................................................    36
              ----------------------------
     6.2      Registration Rights..................................................................    37
              -------------------
     6.3      Assumption of Company Stock Options by Amalco........................................    37
              ---------------------------------------------
     6.4      Confidentiality......................................................................    39
              ---------------
     6.5      Expenses ............................................................................    39
              --------
     6.6      Commercially Reasonable Efforts......................................................    39
              -------------------------------
     6.7      Notification of Certain Matters......................................................    40
              -------------------------------
     6.8      Transition...........................................................................    40
              ----------
     6.9      Access to Information................................................................    40
              ---------------------
     6.10     Employees............................................................................    40
              ---------
     6.11     Form S-8 ............................................................................    41
              --------
     6.12     Company Bonus Plan...................................................................    41
              ------------------
     6.13     Treatment of Exchangeable Shares.....................................................    41
              --------------------------------
     6.14     Arrangements with Faysal Sohail......................................................    41
              -------------------------------
     6.15     Capitalization of Amalgamation Sub...................................................    41
              ----------------------------------

ARTICLE VII CONDITIONS TO CLOSING..................................................................    41

     7.1      Conditions to Obligations of Each Party to Effect the Amalgamation...................    41
              ------------------------------------------------------------------
     7.2      Additional Conditions to Obligations of the Company..................................    42
              ---------------------------------------------------
     7.3      Additional Conditions to the Obligations of Parent...................................    43
              --------------------------------------------------

ARTICLE VIII INDEMNIFICATION; ESCROW...............................................................    44

     8.1      Survival of Representations, Warranties and Agreements...............................    44
              ------------------------------------------------------
     8.2      Indemnification......................................................................    44
              ---------------
     8.3      Indemnification Threshold and Limitations............................................    45
              -----------------------------------------
     8.4      Indemnification Escrow Account.......................................................    45
              ------------------------------
     8.5      Shareholder Representative...........................................................    46
              --------------------------
     8.6      Defense of Third Party Claims........................................................    49
              -----------------------------
     8.7      No Liability for Tax Treatment of Amalgamation and Reorganization of Capital.........    50
              ----------------------------------------------------------------------------

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.......................................................    50

     9.1      Termination..........................................................................    50
              -----------
     9.2      Effect of Termination................................................................    51
              ---------------------
     9.3      Amendment............................................................................    51
              ---------
     9.4      Extension; Waiver....................................................................    51
              -----------------
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                                     -iii-
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                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE X GENERAL PROVISIONS.......................................................................    51

     10.1     Notices..............................................................................    51
              -------
     10.2     Interpretation.......................................................................    53
              --------------
     10.3     Counterparts.........................................................................    53
              ------------
     10.4     Entire Agreement; Assignment.........................................................    53
              ----------------------------
     10.5     Severability.........................................................................    54
              ------------
     10.6     Other Remedies.......................................................................    54
              --------------
     10.7     Governing Law........................................................................    54
              -------------
     10.8     Arbitration..........................................................................    54
              -----------
     10.9     Rules of Construction................................................................    56
              ---------------------
     10.10    Specific Performance.................................................................    56
              --------------------
     10.11    English Language Only................................................................    56
              ---------------------
     10.12    Certain Defined Terms................................................................    56
              ---------------------

                               Index of Exhibits

Description                                                   Exhibit
-----------                                                   -------

Form of Voting Agreement                                         A
Form of Registration Rights Agreement                            B
Form of Martin Lefebvre Employment Agreement                     C
Form of Faysal Sohail Employment Agreement                       D
Key Employees to sign Employment Agreements                      E
Form of Key Employee Employment Agreement                        F
Form of Escrow Agreement                                         G
Form of Exchangeable Share Provisions                            H
Form of Voting and Exchange Agreement                            I
Form of Support Agreement                                        J
Form of Agreement of Amalgamation                                K
Form of Note                                                     L

ANNEXES
-------
Company Schedules                                          Annex A
Parent Schedules                                           Annex B

                      AGREEMENT AND PLAN OF AMALGAMATION



     This Agreement and Plan of Amalgamation (this "Agreement") is made and entered into as of September 5, 2000, by and among Numerical Technologies, Inc., a Delaware corporation ("Parent"), Numerical Nova Scotia Company, a Nova Scotia unlimited liability company and wholly-owned subsidiary of Parent ("Numerical ULC"), Numerical Acquisition Limited, a Nova Scotia limited liability company and wholly-owned subsidiary of Numerical ULC ("Amalgamation Sub"), Cadabra Design Automation, Inc., a Nova Scotia limited liability company (the "Company"), 3047725 Nova Scotia Limited, a Nova Scotia limited liability company ("ML Holdco"), Martin Lefebvre, an individual, and Faysal Sohail, an individual.

                                   RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Companies Act (Nova Scotia) (the "Companies Act"), Parent, Amalgamation Sub, the Company and ML Holdco intend to enter into a business combination transaction.

     B. The Board of Directors of the Company (i) has determined that the Amalgamation (as defined herein) is consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and its shareholders, (ii) has approved this Agreement, the Amalgamation and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the shareholders of the Company adopt and approve this Agreement and approve the Amalgamation.

     C. The Board of Directors of Parent have approved this Agreement, the Amalgamation and the other transactions contemplated by this Agreement

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain shareholders of the Company holding in the aggregate approximately seventy-six percent (76%) of the Company's outstanding shares of capital stock are entering into Voting Agreements in substantially the form attached hereto as Exhibit A
                                                                    ---------
(the "Voting Agreements").

     E. As a condition to the Closing, Parent shall provide to the Company shareholders certain rights with respect to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of the resale of the Parent common stock issuable upon the exchange of shares of Amalco issued to such shareholders, on the terms set forth in a registration rights agreement in substantially the form attached hereto as Exhibit B (the "Registration Rights
                                          ---------
Agreement").

     F. As a condition to the Closing and an inducement to the Parent to enter into this Agreement, (1) Martin Lefebvre and Faysal Sohail shall enter into employment agreements in substantially the form attached as Exhibits C and D
                                                            ----------     -
hereto, respectively (the "Management Employment Agreements") and (2) the persons identified on Exhibit E (the "Key Employees")
                      ---------
shall enter into employment and noncompetition agreements in substantially the form attached hereto as Exhibit F (the "Employment Agreements").
                        ---------

     G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code"). The parties intend that the Amalgamation shall also constitute a tax-deferred transfer in accordance with the provisions of Section 87 of the Income Tax Act (Canada) (the "ITA"). The subsequent reorganization of the Amalco Class A Shares into Exchangeable Shares shall qualify as a tax deferred reorganization in accordance with the provisions of Section 86 of the ITA.

     H. The parties intend that the Amalgamation shall qualify for accounting treatment under United States generally accepted accounting principles ("U.S. GAAP") as a purchase.

     I. Capitalized terms used herein, if not otherwise defined, shall have the meanings given to them in Article X below.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I
                               THE AMALGAMATION

  1.1  The Amalgamation. At the Effective Time, and subject to and upon the
       ----------------
terms and conditions of this Agreement, the Agreement of Amalgamation to be filed pursuant to Section 1.2, and the applicable provisions of the Companies Act, the Company, ML Holdco and Amalgamation Sub shall be amalgamated to form a new Nova Scotia corporation ("Amalco"), and the separate corporate existence of the Company, ML Holdco and Amalgamation Sub shall cease (the "Amalgamation").

  1.2  Effective Time; Closing. Subject to the provisions of this Agreement, the
       -----------------------
parties hereto shall cause the Amalgamation to be consummated by obtaining an order under the Companies Act from the appropriate Nova Scotia court (the "Amalgamation Order") and by filing the Amalgamation Order and the Agreement of Amalgamation substantially in the form attached hereto as Exhibit K with the Nova Scotia Registrar of Joint Stock Companies (the time of such filing being the "Effective Time"). The closing of the Amalgamation (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at the Effective Time after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date"). The parties shall use their reasonable commercial efforts to cause the Closing Date to occur on September 29, 2000.

  1.3  Effect of the Amalgamation. At the Effective Time, the effect of the
       --------------------------
Amalgamation shall be as provided in this Agreement and the applicable provisions of the Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Amalgamation Sub, the Company and ML Holdco shall vest in Amalco, and all debts, liabilities and duties of the Company and ML Holdco shall become the debts, liabilities and duties of Amalco.

  1.4  Memorandum of Association and Articles of Association. The Memorandum of
       -----------------------------------------------------
Association and Articles of Association of Amalco (the "Amalco Charter Documents") shall be the same in form and substance as the Memorandum of Association and Articles of Association of Amalgamation Sub in effect immediately prior to the Effective Time, except that the Amalco Charter Documents shall reflect that the corporate name of Amalco shall be the corporate name of the Company immediately prior to the Effective Date. The authorized capital of Amalco shall consist of a limited number of common shares (the "Amalco Common Shares"), a limited number of Class A preferred shares, without nominal or par value (the "Amalco Class A Shares"), and a limited number of exchangeable shares without nominal or par value (the "Exchangeable Shares"), such Exchangeable Shares having the rights, privileges, restrictions and conditions as set forth in substantially the form attached as Exhibit I (the
                                                              ---------
"Exchangeable Share Provisions").

  1.5  Directors and Officers. The initial directors of Amalco shall be
       ----------------------
appointed by Parent. The initial officers of Amalco shall be the officers of the Company immediately prior to the Effective Time.

  1.6  Effect on Capital Stock. Subject to the terms and conditions of this
       -----------------------
Agreement, at the Effective Time, by virtue of the Amalgamation and without any action on the part of Parent, Amalgamation Sub, the Company, ML Holdco or the holders of any of the following securities, the following shall occur:

          (a)  Company Capital Stock. Each Company Common Share, Company Class A
               ---------------------
Share and Company Class B Share issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares and any shares held of record by ML Holdco, shall be automatically converted into 0.1745 (the "Exchange Ratio") of an Amalco Class A Share. Notwithstanding anything to the contrary contained in this Agreement, all shares of Company Capital Stock held by ML Holdco immediately prior to the Effective Time shall, by virtue of the Amalgamation, be automatically canceled and shall cease to be outstanding, and ML Holdco shall not be entitled to any Amalco Class A Shares, Exchangeable Shares or Parent Common Stock on account of the shares of Company Capital Stock so held.

          (b)  Company Stock Options.  At the Effective Time, all Company Stock
               ---------------------
Options then outstanding under Company's Canadian Option Plan and U.S. Option Plan, and the Canadian Option Plan and U.S. Option Plan themselves, shall be assumed by Amalco in accordance with Section 6.3.

          (c)  ML Holdco Capital Stock.  Pursuant to the Amalgamation, the
               -----------------------
capital stock of ML Holdco issued and outstanding immediately prior to the Effective Time shall be automatically converted into a number of Amalco Class A Shares equal to the product of the number of shares of Company Capital Stock held by ML Holdco immediately prior to the Effective Time times the Exchange
                                                          -----
Ratio, which Amalco Class A Shares shall be allocated between the common shares and the preferred shares of ML Holdco in a manner which gives effect to the relative values of the common shares and preferred shares of ML Holdco (based upon (i) the redemption price of the preferred shares of ML Holdco, (ii) the noon Canadian dollar/U.S. dollar exchange rate announced by the Bank of Canada on the fifth Business Day prior to the Effective Date and (iii) the weighted average closing price of the Parent Common Stock on Nasdaq on the five trading days ending on the fifth trading day prior to the Effective Date).

          (d)  Capital Stock of Amalgamation Sub. Each share of capital stock of
               ---------------------------------
Amalgamation Sub issued and outstanding immediately prior to the Effective Time shall be converted into one common share of Amalco. Each certificate evidencing ownership of shares of Amalgamation Sub Common Stock shall evidence ownership of such shares of capital stock of Amalco.

          (e)  Adjustments to Exchange Ratio. Between the date of this Agreement
               -----------------------------
and the Closing, the Exchange Ratio will be immediately adjusted by Parent to reflect proportionately and equitably the effect of any stock split, reverse stock split, stock dividend, reorganization, reclassification, recapitalization or other change affecting the Parent Common Stock as a class.

          (f)  Fractional Shares. No fractional shares of Amalco Class A Shares
               -----------------
shall be issued by Amalco pursuant to the Amalgamation. Instead, all Exchangeable Shares to which any Person would be entitled pursuant to this Agreement shall be aggregated, and such shareholder shall receive that number of Exchangeable Shares equal to the nearest whole number of shares.

  1.7  Dissenting Shares.
       -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, the shares ("Dissenting Shares") of any holder of Company Capital Stock that has demanded and perfected appraisal and dissenters' rights for such shares in accordance with the Companies Act ("Dissenters' Rights") and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights, shall not be converted into Amalco Class A Shares pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the Companies Act.

          (b) Notwithstanding the provisions of subsection (a), if any holder of Company Capital Stock who demands appraisal of such shares under the Companies Act shall effectively withdraw (or otherwise by law not be entitled to) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into Amalco Class A Shares as set forth in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to the Companies Act and received by the Company which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the Companies Act. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Capital Stock or offer to settle or settle any such demands.

  1.8  Surrender of Certificates.
       -------------------------

          (a)  Exchange Agent.  Prior to the Effective Time, Parent shall select
               --------------
a Person reasonably acceptable to Company to act as exchange agent (the "Exchange Agent") in the Amalgamation.

          (b)  Surviving Corporation to Provide Exchangeable Shares. Promptly
               ----------------------------------------------------
after the Effective Time, Amalco shall make available to the Exchange Agent, for exchange in accordance with this Article I, the Amalco Class A Shares issuable in exchange for outstanding shares of Company Capital Stock and ML Holdco Stock pursuant to Sections 1.6(a) and (c), respectively.

          (c)  Exchange Procedures.  As soon as practicable after the Effective
               -------------------
Time and in any event on or before the fifth (5/th/) day after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock or ML Holdco Capital Stock (the "Certificates") (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Amalco Class A Shares, as the case may be, pursuant to Section 1.6. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole Amalco Class A Shares into which their shares of Company Capital Stock or ML Holdco Capital Stock were converted pursuant to Section 1.6(a) or (c), respectively, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, to evidence only the ownership of that number of whole Amalco Class A Shares into which such shares of Company Capital Stock or ML Holdco Capital Stock shall have been so converted (including any voting, notice or other rights associated with the ownership of such Amalco Class A Shares under the Amalco Charter Documents or under the Companies Act).

          (d)  Distributions With Respect to Unexchanged Shares.  Dividends or
               ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to Amalco Class A Shares with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates when the holders of record of such Certificates surrender such Certificates.

          (e)  Transfers of Ownership. If certificates representing Amalco Class
               ----------------------
A Shares are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have (i) paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing Amalco Class A Shares in any name other than that of the registered holder of the Certificates surrendered, or (ii) established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  Required Withholding.  Each of the Exchange Agent, Parent and
               --------------------
Amalco shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Capital Stock or ML Holdco Capital Stock such amounts as may be required to be deducted or withheld therefrom under the Code or other U.S. federal or state law, the ITA or other Canadian federal or provincial law, or any other state, local or foreign law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          (g)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.8, neither the Exchange Agent, Parent, Amalco nor any party hereto shall be liable to a holder of shares of Company Capital Stock, ML Holdco Capital Stock, Amalco Class A Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

  1.9  No Further Ownership Rights in Company Common Stock. All Amalco Class A
       ---------------------------------------------------
Shares issued in exchange for shares of Company Capital Stock or ML Holdco Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock or ML Holdco Stock. There shall be no registration of transfers on the records of Amalco of shares of Company Capital Stock or ML Holdco Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Amalco for any reason, they shall be canceled and exchanged as provided in this Article I.

  1.10 Lost, Stolen or Destroyed Certificates. In the event that any
       --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the Amalco Class A Shares into which the shares of Company Capital Stock or ML Holdco Stock represented by such Certificates were converted pursuant to Section 1.6; provided, however, that the Exchange Agent, may, in its
                         --------  -------
discretion and as a condition precedent to the issuance of such certificates representing Amalco Class A Shares, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Amalco or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

  1.11 Tax and Accounting Treatment.
       ----------------------------

       (a) The business combination to be effected by the Amalgamation is intended to be treated as a purchase for accounting purposes. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code and that the

Amalgamation and immediate reorganization of capital referred to in Section 1.12 will constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code involving a transfer of substantially all of the assets of the Company and ML Holdco, respectively, in exchange for the Exchangeable Shares, which the parties intend to be tantamount to Parent Common Stock for United States federal income tax purposes. The parties intend that the Amalgamation and the subsequent reorganization of capital shall also constitute tax-deferred transactions in accordance with the provisions of Sections 87 and 86 of the ITA, respectively.

  1.12 Reorganization of Capital.
       -------------------------

       As soon as reasonably practicable after the effectiveness of the Amalgamation, and in any event on the same day as the Amalgamation occurs, Amalco shall reorganize its capital pursuant to Section 86 of the ITA so that all of the Class A Shares are exchanged for Exchangeable Shares of Amalco.

  1.13 Reservation of Parent Common Stock.
       ----------------------------------

       On or before the Effective Time, Parent shall reserve for issuance pursuant to the terms of this Agreement 3,200,000 shares of Parent Common Stock.

                                  ARTICLE II
             REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

     Except as disclosed in the schedules attached hereto (the "Company Schedules"), the Company represents and warrants to Parent as of the date of this Agreement and as of the Closing as set forth below.

  2.1  Organization of the Company and Subsidiaries.
       --------------------------------------------

          (a) Each of the Company, Cadabra Design Automation (USA) Inc., a California corporation ("Cadabra USA"), and Cadabra (Europe) SARL ("Cadabra Europe" and, together with Cadabra USA, the "Subsidiaries"), is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the Company and the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted except where the failure to have such approvals would not, individually, or in the aggregate, have a Material Adverse Effect on the Company.

          (b) The Company has no subsidiaries except for the Subsidiaries. Neither the Company nor the Subsidiaries has agreed nor is obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither the Company nor the Subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any other corporation, partnership, joint venture or other business, association or entity.

          (c) The Company and each of the Subsidiaries is qualified to do business as a foreign or extra-provincial corporation, and is in good standing, under the laws of all jurisdictions where the nature of their business requires such qualification except where the failure to have such qualification would have a Material Adverse Effect on the Company.

  2.2  Articles and Memoranda. The Company has previously furnished to Parent a
       ----------------------
complete and correct copy of its and each of the Subsidiaries' Memorandum of Association and Articles of Association or equivalent documents as amended to date (together, the "Company Charter Documents"). Such Company Charter Documents and equivalent organizational documents of each of the Subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of its equivalent organizational documents.

  2.3  Capitalization.
       --------------

          (a) The authorized capital stock of the Company consists of 30,000,000 common shares, no par value (the "Company Common Shares"), 1,600,000 Class A preference shares, no par value (the "Company Class A Shares"), and 2,905,625 Class B preference shares, no par value (the "Company Class B Shares" and, together with the Company Common Shares and the Company Class A Shares, the "Company Capital Stock"). At the close of business on the date of this Agreement, 10,630,883 Company Common Shares, 1,600,000 Class A Preference Shares and 2,905,625 Class B Preference Shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable. The issued and outstanding shares of the Company Capital Stock are held of record by the Persons, with the addresses of record and in the amounts, set forth on Schedule
                                                                       --------
2.3(a) (the "Company Shareholders").
------

          (b) The authorized capital stock of Cadabra USA consists of 1,000 shares of common stock, no par value. At the close of business on the date of this Agreement, 1,000 shares of such common stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and are held beneficially and of record by the Company.

          (c) The authorized capital stock of Cadabra Europe consists of 1,000 ordinary shares, no par value. At the close of business on the date of this Agreement, 1,000 shares of such ordinary shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and are held beneficially and of record by the Company.

          (d) There are options outstanding to purchase 3,027,650 Company Common Shares. Schedule 2.3(d) sets forth the following information with respect
               ---------------
to each Company Stock Option outstanding as of the date of this Agreement: (i) the name and address of the holder or optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of Company Common Shares subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; (vi) the applicable vesting schedule; (vii) the date on which such Company Stock Option expires; and (viii) whether the exercisability of such Company Stock Option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. All Company Common Shares subject to issuance as aforesaid, upon issuance in accordance with the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

          (e) All outstanding shares of Company Capital Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance in all material respects with all applicable securities laws and other applicable Legal Requirements (as defined below). For the purposes of this Agreement, "Legal Requirements" means any federal, provincial, regional, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below).

          (f) The Company owns, free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restrictions of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), other than Permitted Liens, directly, or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of subsidiaries of the Company that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries (which shares or other interests do not materially affect the Company's control of such subsidiaries), all of the outstanding share capital of each subsidiary of the Company.

          (g)  Except as set forth in Schedule 2.3(g)-1, there are no
                                      -----------------
subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of the Subsidiaries is a party or by which it is bound obligating the Company or any of the Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of the Subsidiaries or obligating the Company or any of the Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement and as set out in Schedule 2.3(g)-2, there are
                            ------------------
no registration rights a nd there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company or any of the Subsidiaries is a party or by which they are bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of the Subsidiaries.

  2.4  Authority. The Company has all necessary corporate power and authority to
       ---------
execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Amalgamation Sub and the other parties thereto, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

  2.5  No Conflict; Required Filings and Consents.
       ------------------------------------------

          (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not (i) conflict with or violate the Company Charter Documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of the Subsidiaries or to which its or any of their respective properties is subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's or any of the Subsidiaries' rights, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the material properties or assets of the Company or any Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of the Subsidiaries is a party or to which the Company or any of the Subsidiaries or any of their respective properties is subject.

          (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, whether in the United States, Canada or another applicable jurisdiction (a "Governmental Entity"), except for (i) applicable requirements, if any, of the securities legislation of each province of Canada (the "Canadian Securities Legislation"), and (ii) the Amalgamation Order of the Court in respect of the Amalgamation.

          (c) The Company, together with its affiliates, does not have assets in Canada in aggregate value as at August 31, 1999 or August 31, 2000, or gross revenues from sales in, from or into Canada for the year ended August 31, 1999 or August 31, 2000, that exceed in any such case Cdn$35,000,000, as determined in accordance with the Notifiable Transaction Regulations promulgated under the Competition Act (Canada).

          (d) At August 31, 1999 and August 31, 2000, the value of the Company's consolidated assets, as determined in accordance with Canadian GAAP and the provisions of the Investment Canada Act, were less than Cdn$184,000,000.

  2.6  Compliance; Permits.
       -------------------

          (a) Neither the Company nor any of the Subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of the Subsidiaries or to which its or any of their respective properties is subject, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of the Subsidiaries is a party or to which the Company or any of the Subsidiaries or its or any of their respective properties is subject, except for any conflict, default or violation that would not reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or, threatened against the Company or the Subsidiaries, nor has any governmental or regulatory body or authority indicated to the Company an intention to conduct the same.

          (b) The Company and the Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of the Company and the Subsidiaries taken as a whole (collectively, the "Company Permits"). The Company and the Subsidiaries are in all material respects in compliance with the terms of the Company Permits.

  2.7  Company Financial Statements. Schedule 2.7 sets forth the Company's (i)
       ----------------------------
audited balance sheet as of August 31, 1999, and the related audited statement of operations and statement of cash flows for the period ended August 31, 1999, and (ii) unaudited balance sheet as of June 30, 2000, and the related unaudited statement of operations and statement of cash flows for the period ended June 30, 2000, (the "Financial Statements"). The Financial Statements present fairly in all material respects the financial position and the results of operations of the Company as of the dates and during the periods indicated therein and have been prepared in accordance with Canadian GAAP applied on a basis consistent with those of preceding fiscal years, except that the financial statements as of June 30, 2000 and for the nine month period ended June 30, 2000 were prepared on an interim basis, are subject to normal year-end adjustments and do not contain all the footnote disclosures required by Canadian GAAP.

  2.8  No Undisclosed Liabilities. Neither the Company nor any of the
       --------------------------
Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) except (i) liabilities provided for in the Company's balance sheet as of June 30, 2000, or (ii) liabilities incurred since June 30, 2000 in the ordinary course of business consistent with past practice.

  2.9  Absence of Certain Changes or Events. Except as set forth in Schedule
       ------------------------------------                         --------
2.9, since June 30, 2000, there has not been any: (i) transaction by the Company
---
except in the ordinary course of business and consistent with past practices;
(ii) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding Cdn$100,000; (iii) destruction of, material damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance); (iv) claim of wrongful discharge or dismissal or other unlawful labor practice or action or, to the Company's Knowledge, any union, collective bargaining or labor organizing activity; (v) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company, or any material disagreement between the Company and its auditors; (vi) revaluation by the Company of any of its material assets, including without limitation any write-down of the value of any inventory or any write-off of any accounts or notes receivable; (vii) declaration, setting aside or payment of a dividend or other distribution with respect to the shares of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any shares in the share capital of the Company; (viii) increase in the salary or other compensation payable or to become payable by the Company to any of the Company's officers, directors, employees, consultants or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such Person other than in the ordinary course of business of the Company consistent with past practice and except as otherwise contemplated by this Agreement; (ix) change-of-control award granted to any officer, director, employees, consultants or advisors; (x) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices; (xi) material amendment or termination of any Company Contract; (xii) loan by the Company to any Person, incurring by the Company of any indebtedness for borrowed money, guaranteeing by the Company of any indebtedness for borrowed money, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices; (xiii) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company which has had or would reasonably be expected to have a Material Adverse Effect on the Company; (xiv) notice of any claim of ownership by a third party of any Company Intellectual Property or notice of infringement by the Company of any third party's intellectual property rights; (xv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by Persons who have licensed Company Intellectual Property to the Company except in the ordinary course of business as conducted on that date, consistent with past practices; (xvi) payment, discharge or satisfaction of any encumbrance, liability or obligation of the Company (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than in the ordinary course of business as conducted on that date, consistent with past practices; or (xvii) forward purchase contracts or forward sales commitments, other than in the ordinary course of business as conducted on that date, consistent with past practices.

  2.10 Absence of Litigation. There are no claims, actions, suits or proceedings
       ---------------------
pending or, to the Knowledge of the Company, threatened, against the Company or any of the Subsidiaries or any properties or rights of the Company or any of the Subsidiaries, nor, to the Knowledge of the

Company, is there any governmental or regulatory investigation pending or threatened involving the Company or any of the Subsidiaries or any properties or rights of the Company or any of the Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

  2.11 Employee Benefit Plans.
       ----------------------

          (a) All material employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all International Employee Plans (as defined in subsection (e) below) and all "employee benefit plans" within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), regardless of whether ERISA is applicable thereto), covering any active, current or former employee, director or consultant of the Company (an "Employee," which shall for this purpose mean an Employee of the Company or any Affiliate (as defined below)), any subsidiary of the Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code (an "Affiliate"), or with respect to which the Company has liability, are listed in
Schedule 2.11(a) (the "Company Plans"). The Company has provided or made available to Parent: (i) correct and complete copies of all documents embodying each Company Plan and each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit, or other agreement, contract or understanding between the Company or any Affiliate and any Employee ("Company Employment Agreement"), including (without limitation) all material amendments to each such Company Plan and/or Company Employment Agreement, and all material written agreements relating to each such Plan; (ii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, with respect to each Company Plan; (iii) all Internal Revenue Service (the "IRS") determination, opinion, notification and/or advisory letters; (iv) all material correspondence to or from any Governmental Entity relating to any Company Plan; (v) if the Company Plan is funded, the most recent annual and periodic accounting of Company Plan assets; (vi) all material written agreements and contracts relating to each Company Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts, and trust agreements; (vii) all material communications to Employees relating to any Company Plan and any proposed Company Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to the Company or any Affiliate; (viii) all material policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Plan; prospectuses prepared in connection with any Company Plan; (ix) current financial information with respect to each Company Plan that is a pension plan (including copies of cost certificates, actuarial valuation reports, investment reports disclosing Company Plan assets and annual information returns); and (x) with respect to each Company Plan that is a pension plan, (A) actuarial assumptions or employee data, since the most recent actuarial reports which could have a significant financial impact on the Company Plan's funded status, and (B) surplus entitlement or contribution holiday opinion letters received with respect to each such Company Plan and any correspondence relating thereto with pension regulatory authorities.

          (b) The Company has performed all material obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any material default or violation by any other party to each Company Plan, and each Company Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to each such Company Plan. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought, or to the Knowledge of the Company is threatened, against or with respect to any such Company Plan. There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by any Governmental Entity with respect to any Company Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to any Company Plan has been timely made or accrued. The Company does not have any plan or commitment to establish any new Company Plan, to modify any Company Plan (except to the extent required by law or to conform any such Company Plan to the requirements of any applicable law, in each case as previously disclosed to Parent, or as required or contemplated by this Agreement), or to enter into any new Company Plan. Each Company Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any of its Affiliates (other than ordinary administration expenses and expenses for benefits accrued but not yet paid). No unfunded liabilities or solvency deficiencies exist for any Company Plan. With respect to any Company Plan that is a pension plan, no material changes have occurred which would affect the actuarial valuation reports, and with respect to all Company Plans, no material changes have occurred which would affect the financial statements provided to Parent. Each Company Plan that is required or intended to be qualified under applicable law or registered or approved by a Governmental Entity has been timely qualified, registered or approved, and, to the Company's Knowledge, nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate Governmental Entity to revoke such qualification, registration or approval.

          (c) Neither the Company nor any of its Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has the Company or any of its Affiliates contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA or any similar provision of Canadian law or to any plan described in Section 413(c) of the Code or any similar provision of Canadian law, whether federal or provincial. Neither the Company nor any of its Affiliates, nor any officer or director of the Company or any of its Affiliates is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA or any similar provision of Canadian law. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA or any similar provision of Canadian law, and not otherwise exempt under Section 4975 of the Code, and Section 408 of ERISA or any similar provision of Canadian law, has occurred with respect to any Company Plan which could subject the Company or its Affiliates to material liabilities.

          (d) Neither the Company nor any of its affiliates has, prior to the Closing, violated in any material respect any of the health continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, or any similar provisions of state law or Canadian federal or provincial law applicable to Employees of the Company or any of its Affiliates. None of the Company Plans promises or provides retiree medical benefits to any person except as required by applicable law, and neither the Company nor any of its affiliates has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any Employee or dependent thereof, except to the extent required by statute. To the extent that the Company or any of its affiliates provides retiree benefits or has other post-employment obligations, they are disclosed in Schedule 2.11(d). No unfunded obligations to provide retiree benefits or other post-employment obligations exist except as disclosed in Schedule 2.11(d).

          (e) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee; or (ii) except as set forth in Schedule 2.11(e), result in any payment or benefit which will or may be
         ----------------
made by the Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code or any similar provision of Canadian law.

          (f) Each International Employee Plan (as defined below) has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to the Company, Parent or any of their respective Affiliates. For purposes of this Section, "International Employee Plan" shall mean each Plan that has been adopted or maintained by the Company or any of its Affiliates, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees outside the United States or Canada.

  2.12 Labor Matters.
       -------------

          (a) (i) There are no material controversies, conflicts, claims, labor disputes or grievances pending or, to the Knowledge of the Company, threatened, between the Company or any of its Employees; (ii) as of the date of this Agreement, neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement or other labor union contract or employee association applicable to persons employed by the Company or the Subsidiaries nor does the Company or the Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither the Company nor any of the Subsidiaries has any Knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any Employees of the Company or any of the Subsidiaries.

          (b) The Company and each of the Subsidiaries: (i) is in compliance in all material respects with all applicable foreign, federal, provincial, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any material amounts in arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to employment or unemployment compensation benefits, pension plans, health tax, workplace safety and insurance, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the Knowledge of the Company, threatened, or reasonably anticipated claims or actions against the Company under any worker's compensation policy, workplace safety and insurance or long-term disability policy, or occupational health and safety statute or human rights code.

          (c) To the Knowledge of the Company, no shareholder, officer, employee or consultant of the Company or any of the Subsidiaries is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would materially interfere with such person's efforts to promote the interests of the Company and the Subsidiaries or that would interfere with the Company's and the Subsidiaries' business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will to the Knowledge of the Company conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material contract or agreement under which any of such officers, directors, employees or consultants is now bound.

  2.13 Restrictions on Business Activities. There is no agreement, commitment,
       -----------------------------------
judgment, injunction, order or decree binding upon the Company or the Subsidiaries or to which the Company or any of the Subsidiaries is a party which by its terms prohibits or materially limits any current business practice of the Company or any of the Subsidiaries, any acquisition of property by the Company or any of the Subsidiaries or the conduct of business by the Company or any of the Subsidiaries as currently conducted.

  2.14 Title to Property. Neither the Company nor any of the Subsidiaries owns
       -----------------
any real property. Schedule 2.14 sets forth a list of all real or immovable
                   -------------
property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. The Company and each of the Subsidiaries have good and valid title to all of their material properties and assets, free and clear of all liens, except Permitted Liens; and all leases pursuant to which the Company or any of the Subsidiaries lease from others real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or any of the Subsidiaries or, to the Company's Knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or subsidiary has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of the Company and the Subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects.

  2.15 Taxes.
       -----

       (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or
           -------------------
"Taxes" refers to any and all federal, provincial, regional, state, municipal, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise, goods and services, workers' compensation and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

       (b) Tax Returns and Audits.
           ----------------------

               (i) Company and each of the Subsidiaries have timely filed all federal, state, local and foreign returns, estimates, declarations, information statements and reports ("Returns") relating to Taxes required to be filed by Company and each of the Subsidiaries with any Tax authority, and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii)  Except as set forth on Schedule 2.15(b), the Company, and
                                            ---------------
each of the Subsidiaries, as of the Closing: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld from each payment made to its past or present employees, officers, directors and independent contractors, creditors, stockholders or other third parties all Taxes and other deductions required to be withheld and have, within the time required by law, paid such withheld amounts to the proper governmental authorities.

               (iii) Except as set forth on Schedule 2.15(b), neither the
                                            ---------------
Company nor any of the Subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or any of the Subsidiaries, nor has the Company or any of the Subsidiaries executed any waiver of any statute of limitations on or extensions of the period for the assessment or collection of any Tax.

          (iv)   Except as set forth on Schedule 2.15(b), no audit or other
                                        ----------------
examination of any Return of the Company or any of the Subsidiaries is currently in progress, nor has the Company or any of the Subsidiaries been notified of any request for such an audit or other examination, nor is any taxing authority asserting, or to Company's Knowledge, threatening to assert against the Company or any of the Subsidiaries any claim for Taxes.

          (v)    Except as set forth on Schedule 2.15(b), no adjustment relating
                                        ----------------
to any Returns filed by the Company or any of the Subsidiaries has been proposed in writing, formally or informally, by any Tax authority to the Company or any of the Subsidiaries or any representative thereof.

          (vi) Neither the Company nor any of the Subsidiaries has any material liability for any unpaid Taxes which has not been accrued for or reserved on the Company balance sheet dated June 30, 2000 in accordance with Canadian GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since June 30, 2000 in connection with the operation of the business of the Company and the Subsidiaries in the ordinary course.

          (vii) Except as set forth on Schedule 2.15, there is no contract, agreement, plan or arrangement to which the Company or any of the Subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of the Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of the Subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (viii) Neither the Company nor any of the Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of the Subsidiaries.

          (ix) The Company has (a) never been a member of an affiliated group (within the meaning of the Code (S)1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and
(b) no liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under United States Treas. Reg. (S)1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (x) None of the Company's or the Subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

          (xi) Neither the Company nor any of the Subsidiaries has distributed the shares of any corporation in a transaction satisfying the requirements of
Section 355 of the Code.

The shares of neither the Company nor any of the Subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code.

          (xii) To the Company's Knowledge, no circumstances exist which would make the Company or any subsidiary subject to the application of any of Sections 79 to 80.04 of the ITA in a manner that would result in a material liability to the Company. Neither the Company nor any of the Subsidiaries have acquired property or services from or disposed of property or provided services to, a person with whom it does not deal at arm's length (within the meaning of the ITA) for an amount that is other than the fair market value of such property or services, or has been deemed to have done so for purposes of the ITA.

          (xiii) The Company has not deducted any amounts in computing its income in a taxation year that may be included in a subsequent taxation year under Section 78 of the ITA.

          (xiv) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company or any of the Subsidiaries relating to or attributable to Taxes except for Liens for Taxes not yet due and payable.

          (xv) The Company and the Subsidiaries are not a party to a tax sharing or allocation agreement and are not liable for the Taxes of any other person, whether as a transferee or successor or by contract or otherwise, nor does the Company or the Subsidiaries owe any amount under any such agreement.

          (xvi) The Company and the Subsidiaries' tax basis in its assets for purposes of determining its future amortization, depreciation, loss carry forward and other federal, provincial or state income tax deductions is accurately reflected on the Company's and the Subsidiaries' tax books and records and Tax Returns.

  2.16 Environmental Matters. Each of the Company and the Subsidiaries (i) has obtained all applicable permits, licenses and other authorizations that are required under Environmental Laws the absence of which could reasonably be expected to result in a material liability to Company; and (ii) is in compliance in all material respects with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. "Environmental Laws" means all U.S. and Canadian Federal, state and local laws and regulations relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

  2.17 Brokers. Except in connection with (i) its agreement with Chase H&Q dated
       -------
June 22, 2000, as amended on August 23, 2000, and (ii) the letter of offer of employment to Faysal Sohail dated May 20, 1999, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  2.18 Intellectual Property. For the purposes of this Agreement, the following
       ---------------------
terms have the following definitions:

     "Intellectual Property" shall mean any or all of the following rights in, arising out of, or associated therewith: (i) United States, Canadian and other patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, formulae and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor ("Trademarks"); (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, (ix) mask works, mask work registrations and applications therefor; (x) computer software including source code, object code, firmware, development tools, files, records and data, as well as all media on which any of the foregoing is recorded; (xi) slogans, packaging designs, and (xii) any similar or equivalent rights to any of the foregoing (as applicable), and all goodwill associated therewith throughout the world.

     "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company or one of the Subsidiaries.

     "Registered Intellectual Property" means all Canadian, United States and foreign Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

     "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of the Subsidiaries.

          (a) Schedule 2.18(a) is a complete and accurate list of all Company
              ----------------
Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered, the date of issue, registration or the like, the expiry date of such registration, if any, the next due date for payment of any registration, renewal or maintenance fee and lists any proceedings or actions before any court or tribunal (including the Canadian or United States Patent and Trademark Offices (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

          (b) Schedule 2.18(b) is a complete and accurate list (by name and
              ----------------
version number) of all material products or service offerings of the Company or any of the Subsidiaries ("Company Products") that have been distributed or provided in the three year period preceding the date hereof or which the Company or any of the Subsidiaries currently intends to distribute or provide in the future, including any products or service offerings under development on the date hereof.

          (c) No material Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company or any of the Subsidiaries, or which affects the validity, use or enforceability of such Company Intellectual Property or Company Product.

          (d) Each item of Company Registered Intellectual Property is valid, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in Canada, the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

          (e) Schedule 2.18(e) is a complete and accurate list of all Company
              ----------------
Registered Intellectual Property which is the subject of an application or filing but which has not yet been granted, issued or otherwise registered by the applicable authority, all of which is currently being processed in the ordinary course.

          (f) The Company (or one or more of the Subsidiaries) owns and has good and exclusive title to, or is the exclusive licensee of each material item of Company Intellectual Property owned or licensed by it free and clear of any lien or encumbrance (subject to non-exclusive licenses and related restrictions granted in the ordinary course of business consistent with past practice). Without limiting the foregoing: (i) the Company is the exclusive owner or is the exclusive licensee of all Trademarks used in connection with the operation or conduct of the business of the Company and the Subsidiaries, including the sale, distribution or provision of any Company Products by the Company or the Subsidiaries; (ii) the Company owns exclusively and has good title to, or is the licensee of, all copyrighted works that are Company Products or which the Company or any of the

Subsidiaries otherwise purports to own or license; (iii) to the extent that any Patents are infringed by any Company Products, the Company is the exclusive owner of such Patents.

          (g) To the extent that any material Intellectual Property has been developed or created independently or jointly by a third party for the Company or any of the Subsidiaries or is incorporated into any of the Company Intellectual Property or any of the Company Products, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted). Any such third party waived its moral rights in any such Intellectual Property that has been conveyed by such third party to the Company or any of the Subsidiaries.

          (h) Neither the Company nor any of the Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any material Company Intellectual Property used or proposed to be used in the conduct of the Company's business to any third party. None of the Company's rights in material Company Intellectual Property has lapsed or entered the public domain.

          (i)  Schedule 2.18(i) lists all material contracts, licenses and
               ----------------
agreements to which the Company or any of the Subsidiaries is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course which are substantially similar to the Company's standard form of license agreement attached under Schedule 2.18(i)) or (ii) pursuant to which a third party has
               ----------------
licensed or transferred any material Intellectual Property to the Company. Any such end-user licenses granted in the ordinary course noted above have been only in respect of object code versions of the software comprised in the Intellectual Property, and no third party has rights in or to any source code comprised in the Intellectual Property.

          (j) All material contracts, licenses and agreements relating directly to either (i) Company Intellectual Property or (ii) Intellectual Property of a third party licensed to the Company or any of the Subsidiaries, are in full force and effect. Except as set forth in Schedule 2.18(j), the consummation of
                                          ----------------
the transactions contemplated by this Agreement will neither violate nor result in the material breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of the Company and the Subsidiaries is in compliance in all material respects with, and has not breached any material term of any such contracts, licenses and agreements and, to the Knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance in all material respects with, and have not breached any material term of, such contracts, licenses and agreements. Following the Closing Date, the Company will be permitted to exercise all of its material rights under such contracts, licenses and agreements to the same extent the Company and the Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement will to the Company's Knowledge, result in (i) Parent's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, the Company, (ii) Parent's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of its business, or (iii) Parent's being obligated to pay any royalties or other material amounts to any third party in excess of those payable by the Company prior to the Closing.

          (k) The operation of the business of the Company and the Subsidiaries as such business currently is conducted, including (i) the Company's and the Subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of the Company and the Subsidiaries (including Company Products) and (ii) the Company's use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

          (l) Neither the Company nor any of the Subsidiaries has received written notice from any third party that the operation of the business of the Company or any of the Subsidiaries or any act, product or service of the Company or any of the Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (m) To the Knowledge of the Company, no person has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property.

          (n) The Company and each of the Subsidiaries has taken reasonable steps in accordance with normal industry practice to protect the Company's and the Subsidiaries' rights in material confidential information and material trade secrets of the Company or the Subsidiaries that the Company wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any of the Subsidiaries, and, without limiting the foregoing, each of the Company and the Subsidiaries has and uses its commercially reasonable efforts to enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of the Company and any of the Subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Company. As a matter of contract or otherwise by law, all current or former employees who have or had moral rights in any Company Intellectual Property have waived his or her moral rights in any Company Intellectual Property.

          (o) There are no material contracts, licenses or agreements between either the Company or any of the Subsidiaries on the one hand and any other person on the other hand with respect to Company Intellectual Property under which there is any material dispute known to the Company or any of the Subsidiaries regarding the scope of such agreement or performance under such agreement including with respect to any payments to be made or received by the Company or any of the Subsidiaries thereunder.

          (p)  Except as set forth on Schedule 2.18(p), neither the Company nor
                                     ----------------
the Subsidiaries are obligated to pay any royalties or other compensation to any person in respect of its ownership, use or license of any of the Company Intellectual Property.

     2.19 Agreements, Contracts and Commitment.  Except as listed in Schedule
          ------------------------------------
2.19, neither the Company nor any of the Subsidiaries is a party to or is bound by:

          (a) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreements, contract or commitment under which any firm or other organization provides services to the Company;

          (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan, stock purchase plan or other equity-based compensation plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (c)  any fidelity or surety bond or completion bond;

          (d) any lease of Personal property requiring aggregate annual payments in excess of Cdn$100,000;

          (e) any agreement of indemnification (other than indemnification agreements that are included in other agreements set out in the Company Disclosures) or guaranty;

          (f) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of Cdn$100,000;

          (g) any agreement, contract or commitment relating to the disposition of assets or any interest in any business enterprise outside the ordinary course of the business of the Company;

          (h) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof;

          (i) any purchase order or contract for the purchase of raw materials involving Cdn$100,000 or more;

          (j)  any construction contracts;

          (k)  any distribution, joint marketing or development agreement;

          (l) any agreement pursuant to which the Company has granted to any party, a source-code license or option or other right to use or acquire source-code; or

          (m) any other agreement, contract or commitment that involves aggregate annual payments by the Company or the Subsidiaries of Cdn$100,000 or more.

     Neither the Company nor any of the Subsidiaries, nor to the Company's Knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, in each case in any material respect, and neither the Company nor any of the Subsidiaries has received written notice that it has breached, violated or defaulted under, in each case in any material respect, any of the material terms or conditions of, any of the agreements, contracts or commitments to which the Company or any of the Subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     2.20 Insurance.  The Company maintains insurance policies and fidelity
          ---------
bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and the Subsidiaries (collectively, the "Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and the Subsidiaries. There is no material claim by the Company or any of the Subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. True and complete copies of such Insurance Policies together with the most recent inspection reports, if any, received from insurance underwriters or others as to the condition of the property and assets of the Company have been provided or made available to the Parent. All premiums due and payable under such Insurance Polices have been paid, and the Company is in material compliance with the terms of such insurance (or other policies and bonds providing substantially similar insurance coverage).

     2.21 Board Approval.  The Board of Directors of the Company has, as of the
          --------------
date of this Agreement, unanimously (i) approved this Agreement and the transactions contemplated hereby and (ii) determined that this Agreement is in the best interests of the shareholders of the Company and is on terms that are fair to such shareholders.

     2.22 Minute Books.  The minute books of the Company made available to
          ------------
counsel for the Parent are the complete minute books of the Company and contain the accurate text of all resolutions passed by the Company's board of directors (or committees thereof) and shareholders either at meetings or by written consent since the incorporation of the Company.

     2.23 Canadian Securities Laws.  The Company is a private company within the
          ------------------------
meaning of applicable Canadian securities legislation, is not a reporting issuer for the purposes of any Canadian securities legislation, there is not a published market in respect of any securities of the Company (within the meaning of applicable Canadian securities laws), and the number of holders of record of securities of the Company is not more than fifty, exclusive of holders of record who are in the employment of the Company or an affiliate of the Company, and exclusive of holders of record who were formerly in the employment of the Company or an affiliate of the Company and who while in that employment were, and have continued after that employment to be, holders of record of securities of the Company.

     2.24 Circular Disclosure.  None of the information supplied or to be
          -------------------
supplied by the Company specifically for inclusion in the Circular will, at the date mailed to the shareholders of the Company, at the time of the shareholders meeting of the Company (the "Company Shareholders Meeting") in connection with the transactions contemplated hereby and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or contain any misrepresentations as of each such date or time. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent specifically for inclusion and which is contained in the Circular.

     2.25 Full Disclosure.  This Agreement (including the Company Schedules),
          ---------------
and the certificate to be furnished by the Company pursuant to this Agreement, does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not materially false or misleading.

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES REGARDING ML HOLDCO

     ML Holdco represents and warrants to Parent as of the date of this Agreement and as of the Closing as set forth below.

     3.1  Organization.  ML Holdco is a company duly organized, validly existing
          ------------
and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power and authority to own its assets and properties. ML Holdco owns no property or assets except for its ownership of 5,600,000 Company Common Shares. ML Holdco has no liabilities whatsoever, and does not conduct any business.

     3.2  Articles and Memoranda.  ML Holdco has previously furnished to Parent
          ----------------------
a complete and correct copy of its Memorandum of Association and Articles of Association or equivalent documents as amended to date (together, the "ML Holdco Charter Documents"). Such ML Holdco Charter Documents are in full force and effect. ML Holdco is not in violation of any of the provisions of the ML Holdco Charter Documents. Except for the applications and filings relating to the Amalgamation, there are no outstanding applications or filings that would alter in any way the ML Holdco Charter Documents.

     3.3  Capitalization.
          --------------

            (a) The authorized capital stock of ML Holdco consists of 10,000,000 common shares, without nominal or par value and 10,000,000 preferred shares, without nominal or par value

(together, the "ML Holdco Stock"). The issued and outstanding shares of ML Holdco Stock are held of record by the Persons, with the addresses of record and in the amounts, set forth on Schedule 3.3(a).
                             ---------------

            (b) ML Holdco is in compliance with all applicable securities legislation in each province of Canada and each state of the United States. All outstanding shares of capital stock of ML Holdco have been issued and granted in compliance with all applicable securities laws and other applicable Legal Requirements.

            (c) ML Holdco owns directly, free and clear of all Liens, 5,600,000 Company Common Shares. Other than such Company Common Shares, ML Holdco has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity, partnership, or similar ownership interest in any corporation, limited liability company, association, or similar business entity.

     3.4  No Contracts or Agreements.  Other than this Agreement and the Related
          --------------------------
Agreements, ML Holdco is not party to any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature or kind.

     3.5  Authority.  ML Holdco has all requisite power and authority to enter
          ---------
into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of ML Holdco, has been duly executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.6  No Conflict; Required Filings and Consents.
          ------------------------------------------

            (a) The execution and delivery of this Agreement by Martin Lefebvre and ML Holdco does not, and the performance of this Agreement by ML and ML Holdco will not (i) conflict with or violate the ML Holdco Charter Documents,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Martin Lefebvre or ML Holdco or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Martin Lefebvre's or ML Holdco's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Martin Lefebvre or ML Holdco pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Martin Lefebvre or ML Holdco is a party or by which Martin Lefebvre or ML Holdco or any of their respective properties are bound or affected.

            (b) The execution and delivery of this Agreement by Martin Lefebvre and ML Holdco does not, and the performance of this Agreement by ML Holdco will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) applicable requirements, if any, of the Canadian Securities Legislation and (ii) the Amalgamation Order of the Court in respect of the Amalgamation.

     3.7  Compliance; Permits.  Neither Martin Lefebvre nor ML Holdco is in
          -------------------
conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Martin Lefebvre or ML Holdco or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Martin Lefebvre or ML Holdco is a party or by which Martin Lefebvre or ML Holdco or its or any of their respective properties is bound or affected. No investigation or review by any governmental or regulatory body or authority is pending or, to the Knowledge of Martin Lefebvre or ML Holdco, threatened against Martin Lefebvre or ML Holdco, nor has any governmental or regulatory body or authority indicated to Martin Lefebvre or ML Holdco an intention to conduct the same. ML Holdco holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the conduct of the business of ML Holdco, and ML Holdco is in compliance with each of such permits.

     3.8  No Undisclosed Liabilities.  Martin Lefebvre has delivered to Parent a
          --------------------------
balance sheet of ML Holdco as of June 30, 2000, prepared in accordance with Canadian GAAP. Except for liabilities disclosed on such balance sheet, ML Holdco has no liabilities (absolute, accrued, contingent or otherwise) of any nature whatsoever.

     3.9  Taxes.
          -----

            (a) ML Holdco has timely filed all Returns relating to Taxes required to be filed by ML Holdco with any Tax Authority, and such Returns are true and correct and have been completed in accordance with applicable law.

            (b) ML Holdco, as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld from each payment made to its past or present employees, officers, directors and independent contractors, creditors, stockholders or other third parties all Taxes and other material deductions required to be withheld and have, within the time required by law, paid such withheld amounts to the proper governmental authorities.

            (c) ML Holdco has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against ML Holdco, nor has ML Holdco executed any waiver of any statute of limitations on or extensions of the period for the assessment or collection of any Tax.

            (d) No audit or other examination of any Return of ML Holdco is currently in progress, nor has ML Holdco been notified of any request for such an audit or other examination, nor is any taxing authority asserting, or to ML's or ML Holdco's Knowledge, threatening to assert against ML Holdco any claim for Taxes.

            (e) No adjustment relating to any Returns filed by ML Holdco has been proposed in writing, formally or informally, by any Tax authority to ML Holdco or any of the Subsidiaries or any representative thereof.

            (f) ML Holdco has no liability for any unpaid Taxes which has not been accrued for or reserved on the ML Holdco balance sheet dated June 30, 2000 in accordance with Canadian GAAP, whether asserted or unasserted, contingent or otherwise.

            (g) ML Holdco has not deducted any amounts in computing its income in a taxation year that may be included in a subsequent taxation year under Section 78 of the ITA.

            (h) There are (and as of immediately following the Closing there will be) no Liens on the assets of ML Holdco relating to or attributable to Taxes except for Liens for Taxes not yet due and payable.

            (i) ML Holdco is not a party to a tax sharing or allocation agreement and are not liable for the Taxes of any other person, whether as a transferee or successor or by contract or otherwise, nor does ML Holdco owe any amount under any such agreement.

     3.10   Brokers.  ML Holdco has not incurred, nor will it incur, directly or
            -------
indirectly, any liability for brokerage or finder's fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                  ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF PARENT AND AMALGAMATION SUB

     Except as disclosed in the schedules attached to this Agreement (the "Parent Schedules"), Parent and Amalgamation Sub, jointly and severally represent and warrant to the Company and ML Holdco as of the date of this Agreement and as of the Closing as set forth below.

     4.1  Organization.  Parent is a corporation duly incorporated and validly
          ------------
existing under the laws of the State of Delaware. Amalgamation Sub is a limited liability company duly formed and validly existing under the laws of Nova Scotia. All of the capital stock of Amalgamation Sub is owned (and will be owned as of the Closing) by Numerical ULC, and all of the capital stock of Numerical ULC is owned directly by Parent and will be owned directly by Parent as of the Closing. Numerical ULC is and at all times will be treated as a disregarded entity for United States income tax purposes. Each of Parent and Amalgamation Sub has the corporate power to own its properties and to carry on its business as now being conducted and as of the Closing. Parent is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a Material Adverse Effect on its ability to consummate the transactions contemplated hereby.

     4.2  Authority.  Each of Parent and Amalgamation Sub has all necessary
          ---------
corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Amalgamation Sub and the consummation by Parent and Amalgamation Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Amalgamation Sub, and no other corporate proceedings on the part of Parent or Amalgamation Sub are necessary to authorize this Agreement, or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent and Amalgamation Sub and, assuming the due authorization, execution and delivery by the Company, ML Holdco and the other parties hereto, constitutes the valid and binding obligation of Parent and Amalgamation Sub, enforceable against Parent and Amalgamation Sub in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     4.3  No Conflict; Required Filings and Consents.
          ------------------------------------------

            (a) The execution and delivery of this Agreement by Parent and Amalgamation Sub does not, and the performance of this Agreement by Parent and Amalgamation Sub will not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Parent, (ii) subject to compliance with the requirements set forth in Section 4.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which its properties are subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of the Subsidiaries is a party or by which Parent or its properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or
(iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

            (b) The execution and delivery of this Agreement by Parent and Amalgamation Sub does not, and the performance of this Agreement by Parent and Amalgamation Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the United States 1933 Act; the United States 1934 Act; the securities laws of various states within the United States and various provinces of Canada; the rules and regulations of Nasdaq; the filing required under the Competition Act (Canada); the filing required with Industry Canada under the Investment Canada Act (Canada); and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent consummation of the Agreement or otherwise prevent Parent or Amalgamation Sub from performing their respective obligations under this Agreement or (y) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     4.4  Capitalization.
          --------------

            (a) The authorized stock of Parent consists of 100,000,000 shares of common stock, par value $0.0001 per share (the "Parent Common Stock"), and 5,000,000 shares of preferred stock, par value $0.0001 per share (the "Parent Preferred Stock"). As of July 20, 2000, there were 30,101,977 shares of Parent Common Stock outstanding and no shares of Parent Preferred Stock outstanding. All outstanding shares are duly authorized, validly issued, fully paid and nonassessable and are free of any Liens other than any Liens created by the holders thereof. Schedule 4.4 contains a summary of all options and warrants
                     ------------
and any other securities convertible into Parent Common Stock outstanding as of the date of this Agreement. No shares of Preferred Stock are issued or outstanding as of the date of this Agreement and as of the Closing the only share of Preferred Stock to be outstanding will be the Parent Multiple Voting Share.

            (b) The shares of Parent Common Stock to be issued in exchange for the Exchangeable Shares will, when issued in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and non-assessable, free and clear of any Liens other than any Liens created by the holders thereof.

     4.5  SEC Documents.  Parent has made available to Company a correct and
          -------------
complete copy of each report, schedule and registration statement filed by Parent with the SEC on or after April 7, 2000 (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since Parent's initial public offering, which was consummated on April 7, 2000. The Parent SEC Reports (A) were prepared in accordance with the requirements of the United States 1933 Act or the United States 1934 Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each set of financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the United States 1934 Act) and each fairly presents the consolidated financial position of Parent and the Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

     4.6  No Material Adverse Change.  Since June 30, 2000, the date of the
          --------------------------
balance sheet included in Parent's most recently filed report on Form 10-Q, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent, or (c) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent.

     4.7  Absence of Litigation.  Except as is set forth in the Parent SEC
          ---------------------
Reports, there are no material claims, actions, suits or proceedings pending or, to the Knowledge of Parent, threatened (or, to the Knowledge of Parent, any governmental or regulatory investigation pending or threatened) against Parent or any of the Subsidiaries or any properties or rights of Parent or any of the Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

     4.8  Brokers.  Except in connection with its agreement with Credit Suisse
          -------
First Boston Corporation dated May 3, 2000, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.9  Board Approval.  The Board of Directors of Parent has, as of the date
          --------------
of this Agreement, (i) approved this Agreement and the transactions contemplated hereby and (ii) determined that this Agreement is in the best interests of the shareholders of Parent.

     4.10 Circular Disclosure.  None of the information supplied or to be
          -------------------
supplied by Parent specifically for inclusion, or incorporation by reference, in the Circular will, at the dates mailed to the shareholders of the Company, at the time of the Company Shareholders Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company specifically for inclusion and which is contained in the Circular.

     4.11 Full Disclosure.  None of the representations or warranties made by
          ---------------
Parent, nor any statement made in any schedule or certificate furnished by Parent pursuant to this Agreement and the Related Agreements, nor the SEC Documents, taken together, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstance under which they were made, not misleading.

     4.12 Compliance With Laws. Parent and Amalgamation Sub have complied in all
          --------------------
material respects with, are not in material violation of, and have not received any notices of violation with respect to U.S. or foreign, federal, state or local statute, laws or regulations.

                                   ARTICLE V
                         CONDUCT PRIOR TO THE CLOSING

     5.1  Conduct of Business of the Company.  Except as contemplated herein and
          ----------------------------------
in the Related Agreements, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts in substantially the same manner as heretofore conducted and Taxes when due, unless being contested in good faith, to pay or perform other obligations when due, unless being contested in good faith, and, to the extent consistent with such business, to use commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at and after the Closing. The Company specifically agrees not to take any of the following actions without the prior written consent of Parent:

          (a) Transfer to any Person or entity any rights to any Company Intellectual Property, other than pursuant to license agreements entered into by the Company in the ordinary course of business;

          (b) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company, except in the ordinary course of business;

          (c) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate in any material respect, the terms of, any of the agreements set forth or described in the Company Schedules;

          (d) Commence any litigation except injunction proceedings and except proceedings to enforce this Agreement or any of the Related Agreements and except as required by the first paragraph of Section 5.1 above;

          (e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of the shares in its share capital, or split, combine or reclassify any of the shares in its share capital or issue or authorize the issuance of any other securities (including Company Stock Options) in respect of, in lieu of or in substitution for shares in the share capital of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares in the share capital of the Company (or options, warrants or other rights exercisable therefor), except that the Company may issue shares of Company Common Stock upon exercise of any Company Stock Options outstanding on the date hereof;

          (f) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its share capital or securities convertible into, or subscriptions, rights, warrants or options (including Company Stock Options) to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except that the Company may issue shares of Company Common Stock upon exercise of any Company Stock Options outstanding on the date hereof;

          (g) Cause or permit to be made any amendments to any of the Company Charter Documents;

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

          (i) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

          (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others other than fluctuations under existing loan facilities, excluding amounts loaned to the Company by Parent;

          (k) Grant any severance, change of control award or termination pay to any director, or senior officer;

          (l) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer for any management position, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees, except in the ordinary course of business;

          (m) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business and consistent with past practice;

          (n) Excluding payroll obligations performed in the ordinary course, pay, discharge or satisfy, in an amount in excess of Cdn$100,000, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Net Assets or incurred in the ordinary course of business consistent with past practice;

          (o) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into a settlement or compromise, settle any claim or material assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (p) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement, except in the ordinary course of business;

          (q) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

          (r) Waive or commit to waive any rights with a value in excess of Cdn$50,000, in any one case, or Cdn$100,000, in the aggregate;

          (s) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

          (t) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

          (u) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (t) above.

     5.2 Conduct of Parent.  Parent shall promptly notify the Company of any
         -----------------
event or occurrence which may be reasonably likely to prevent or materially delay Parent or Amalgamation Sub from carrying out any of its obligations under this Agreement or that may be reasonably likely to cause a Material Adverse Effect upon Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall not do any of the following:

          (a) Declare, set aside, or pay any dividends or make any other distributions (whether in cash, stock, equity securities or property) in respect to Parent's Common Stock, except where an adjustment is made to the Exchange Ratio in accordance with Section 1.6(e);

          (b) effect any amendment to the Parent's Certificate of Incorporation that would have an adverse effect on the rights of holders of Parent's Common Stock (including the Parent Common Stock to be issued pursuant to this Agreement);

          (c) engage in any action that could reasonably be expected to cause the Amalgamation to fail to qualify as a "reorganization" under Section 368(a)(1)(C) of the Code or cause the Amalgamation or subsequent reorganization of capital to fail to constitute a tax deferred transfer in accordance with Sections 87 and 86, respectively, of the ITA;

          (d) engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

          (e) agree in writing or otherwise to take any of the actions described in Section 5.2(a) through (d) above.

     5.3 No Solicitation.  Until the earlier of the Closing or the date of
         ---------------
termination of this Agreement pursuant to the provisions of Section 9.1 hereof, the Company will not (nor will the Company permit any of its officers, directors, shareholders, agents, representatives or controlled affiliates to), directly or indirectly, take any of the following actions with any party other than Parent or Amalgamation Sub: (a) solicit, initiate, entertain or knowingly encourage any proposal or offer (a "Competing Offer") from, or conduct discussions with or engage in negotiations with, any Person relating to any possible acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company,
(b) provide except as may be otherwise required by law or judgment, order or decree of any Governmental Entity information with respect to it to any Person, other than Parent, or any Governmental Entity, relating to, or otherwise cooperate with, knowingly facilitate or encourage any effort or attempt by any such Person with regard to, any possible acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company, (c) enter, except as contemplated hereby, into an agreement with any Person, other than Parent, providing for the acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company by any Person, other than by Parent, Amalgamation Sub or Amalco and their respective affiliates. The Company shall promptly cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Closing or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall promptly notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

     6.1 Company Shareholders Meeting
         ----------------------------

          (a)  Preparation and Mailing of the Circular.  Each of the Company, ML
               ---------------------------------------
Holdco and Parent shall use its respective commercially reasonable efforts to have the Circular prepared and completed as promptly as practicable after the execution of this Agreement, and to cause the Circular to be mailed to the Company Shareholders as soon as practicable upon the completion of the preparation of the Circular. Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Circular, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Circular. Each of Parent, the Company, and ML Holdco shall make such representations as may be reasonably requested by their respective counsel in connection with preparation of the Circular. As promptly as practicable after the date of this Agreement, each of the Company, ML Holdco, Parent and Amalgamation Sub will prepare and file any filings required to be filed by it pursuant to the requirements of the Companies Act, the Canadian Securities Legislation, and any other Canadian, United States or other laws relating to the Amalgamation and the transactions contemplated by this Agreement.

          (b)  Recommendation of Company Board of Directors.  The Circular shall
               --------------------------------------------
include a statement to the effect that the Board of Directors of the Company has unanimously recommended that Company's shareholders vote in favor of and adopt and approve the Amalgamation at the Company Shareholders Meeting.

          (c)  Company Shareholders Meeting.  As soon as practicable after the
               ----------------------------
execution of this Agreement, the Company shall take all actions required pursuant to the Companies Act, the Canadian Securities Legislation (and all other applicable securities laws) and the Company Charter Documents to convene the Company Shareholders Meeting, which shall be held as soon as practicable, and in any event the Company will use commercially reasonable efforts to convene such meeting not later than September 29, 2000, for the purpose of voting upon the Amalgamation. The Company will use commercially reasonable efforts to solicit from its shareholders proxies or powers of attorney in favor of the approval of the Amalgamation and will take all other action reasonably necessary or advisable to secure the vote or consent of its shareholders required by the Companies Act and all other applicable laws to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Circular is provided to the Company's shareholders in advance of a vote on the Amalgamation or, if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Circular) there are insufficient shares of Company Capital Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting. The Company shall call, notice, convene, hold and conduct, and solicit proxies in connection with the Company Shareholders Meeting in compliance in all material respects with the Companies Act, the Company Charter Documents, and all other applicable legal requirements.

     6.2 Registration Rights.  The parties hereto acknowledge and agree that the
         -------------------
securities to be issued by Parent and Amalco pursuant to this Agreement shall constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act ("Rule 144"). Pursuant to the Registration Rights Agreement, Parent shall grant to each holder of Exchangeable Shares certain rights with respect to the registration under the Securities Act of the resale by such holder of the Parent Common Stock to be issued in exchange for such holder's Exchangeable Shares. Except as otherwise provided in the Registration Rights Agreement, the certificates representing securities issued in by Parent and Amalco in connection with this Agreement shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act.

     6.3 Assumption of Company Stock Options by Amalco.
         ---------------------------------------------

          (a) At the Effective Time, Amalco shall succeed to and assume each outstanding Company Stock Option, and each such outstanding Company Stock Option shall be converted into an option to purchase from Amalco a number of shares of Parent Common Stock equal to the number of Company Common Shares issuable pursuant to such Company Stock Option times the Exchange Ratio (rounded down to the nearest whole share), at an exercise price equal to the exercise price of such Company Stock option divided by the Exchange Ratio (rounded up to the nearest cent). As soon as practicable after the Closing Date, Amalco shall deliver to each holder of Company

Stock Options appropriate notice or substitution agreements setting forth such option holder's rights pursuant hereto, which rights shall be the same as such holder's rights prior to the Closing, except that the Company Stock Options shall be converted into options to purchase Parent Common Stock as described above. It is the intention of Parent and the Company that the Company Stock Options so assumed shall continue to qualify, following the Closing, as incentive stock options under Section 422 of the Code to the same extent those options qualified for such incentive stock option treatment immediately prior to the Closing.

          (b) Prior to the Effective Time, Amalgamation Sub shall purchase from Parent and Parent shall sell to Amalgamation Sub, 528,762 newly issued shares of Parent Common Stock (the "Option Reserve Shares") to enable Amalco to satisfy all exercises of Company Stock Options after the Effective Time. Amalgamation Sub shall purchase and Parent shall sell the Option Reserve Shares for an aggregate purchase price equal to the aggregate exercise price (the "Reserve Share Purchase Price") of the Company Stock Options, whether vested or unvested, which are outstanding at the Effective Time (the "Assumed Options"). Amalgamation Sub shall pay the Reserve Share Purchase Price to Parent in the following manner: (i) the aggregate par value of the Option Reserve Shares shall be paid in cash; and (ii) the balance of the Reserve Share Purchase Price shall be paid in the form of a non-interest bearing note, substantially in the form attached hereto as Exhibit L, from Amalgamation Sub to Parent (the "Note"). The principal amount of the Note shall be repaid to Parent by Amalgamation Sub from time to time solely from the proceeds received by Amalco after the Effective Time from holders of Assumed Options upon exercise of their respective Assumed Options. Amalco shall remit to Parent such proceeds from exercise of the Assumed Options from time to time until such time as the principal amount of the Note is fully repaid.

          (c) From and after the purchase of the Option Reserve Shares by Amalgamation Sub pursuant to Section 6.3(a) above until the earlier of the exercise of all then-outstanding Assumed Options or the cancellation of such Assumed Options in accordance with their terms, the Option Reserve Shares (i) shall be held separate from other assets of Amalgamation Sub, prior to the Effective Time, and of Amalco, on and after the Effective Time; (ii) shall be used solely and exclusively to satisfy Amalco's obligation to deliver shares of Parent Common Stock to the holders of Assumed Options upon the exercise of the Company Stock Options; and (iii) shall not be sold, transferred, assigned, pledged, encumbered, hypothecated, or otherwise disposed of except to such holders upon such exercise. Each of Parent, Amalgamation Sub and Amalco shall use all commercially reasonable efforts to preserve the Parent Common Stock for the use described in the immediately preceding sentence. Each of Parent, Amalgamation Sub and Amalco shall procure that the Option Reserve Shares remain free and clear of all Liens until such time as title thereto shall have passed to a holder of Company Stock Options pursuant to an exercise thereof and delivery of the Option Reserve Shares pursuant thereto.

          (d) Any distribution on or with respect to the Option Reserve Shares, including distribution of additional shares of Parent Common Stock or other securities, but excluding distributions in the form of cash, or in connection with any stock split, reverse stock split, stock dividend, reorganization, reclassification, recapitalization or other change affecting Parent Common

Stock as a class, shall be accumulated by Amalgamation Sub or Amalco, as the case may be, and shall be considered and treated as "Option Reserve Shares" for purposes of this Section 6.3.

          (e) Notwithstanding any other provision of this Agreement, the terms and provisions of this Section and the arrangements and instruments contemplated hereby are for the benefit of Amalco, the Company and the holders of the Company Stock Options, and the parties hereto agree that any of such persons may enforce any such benefit and the rights and remedies related thereto notwithstanding the fact that any such person is not a party to this Agreement.

     6.4 Confidentiality.  Each of the parties hereto hereby agrees to keep any
         ---------------
information or knowledge obtained pursuant to the negotiation, execution and delivery of this Agreement or the effectuation of the transactions contemplated hereby, confidential, and also agree not to use such knowledge or information; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession on a non-confidential basis prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

     6.5 Expenses.  Whether or not the Amalgamation is consummated, all fees and
         --------
expenses incurred in connection with the Amalgamation including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by any party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses. Notwithstanding the foregoing, if the Amalgamation is consummated, Parent shall procure that Amalco shall succeed to and assume Third Party Expenses incurred by the Company in an amount not to exceed US$1,750,000, and any Third Party Expenses incurred by the Company in excess of such amount shall be the responsibility of the Company Shareholders. Parent shall not pay or be liable for any expenses of the Company, ML Holdco or the Company Shareholders, and neither Parent nor Amalgamation Sub shall transfer any cash to the Company, ML Holdco or the Company Shareholders to pay Third Party Expenses.

     6.6 Commercially Reasonable Efforts.  Subject to the terms and conditions
         -------------------------------
provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to do as soon as practicable, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     6.7  Notification of Certain Matters.  The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of any such party contained in this Agreement to be untrue or inaccurate at the Closing and (b) any failure of any such party, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it on or before the date required to be complied or satisfied by such party hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     6.8  Transition.  The Company will not take any action that is designed or
          ----------
intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing other than such changes in relationship that occur as a result of the operation of the Company in the ordinary course of its business.

     6.9  Access to Information.  The Company and Parent shall afford each other
          ---------------------
and their accountants, counsel and other representatives, reasonable access during normal business hours and after reasonable advance written notice during the period prior to the Closing to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the other may reasonably request subject to reasonable limits on access to Company's source codes. No information or Knowledge obtained in any investigation pursuant to this Section 6.9 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

     6.10 Employees.  To the extent permitted by Parent's employee benefit plan
          ---------
and applicable law, Parent will cause Amalco to and Amalco shall use commercially reasonable efforts, to give individuals who are employed by Company and the Subsidiaries as of the Closing ("Affected Employees") full credit for purposes of eligibility, vesting, benefit accrual (excluding, however, benefit accrual under any defined benefit pension plans) and determination of the level of benefits under any employee benefit plans or arrangements maintained by Parent or any subsidiary of Parent for such Affected Employees' service with Company or any subsidiary of the Company to the same extent recognized by Company immediately prior to the Closing. To the extent permitted by Parent's employee benefit plans and applicable law, (i) Parent will, or will cause Amalco to waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Closing, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as the Closing under any welfare plan maintained for the Affected Employees immediately prior to the Closing, and (ii) Amalco will provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing.

     6.11 Form S-8.  Parent agrees to file a registration statement on Form S-8
          --------
for the shares of Parent Common Stock issuable with respect to Company Stock Options assumed by Amalco as soon as is reasonably practicable (and in any event within thirty (30) days) after the Closing.

     6.12 Company Bonus Plan.  Parent shall cause Amalco to pay to the employees
          ------------------
of the Company amounts due to such employees under the Company's bonus plan for its employees for the fiscal year ending September 30, 2000, to the extent amounts therefor have been accrued for payment under such plan on the books of the Company.

     6.13 Treatment of Exchangeable Shares.  The parties agree to treat the
          --------------------------------
Exchangeable Shares as Parent Common Stock, and to ignore the issuance of the Class A Shares as being transitory, for all purposes under the Code (unless otherwise required by law).

     6.14 Arrangements with Faysal Sohail
          -------------------------------

          (a) Parent shall issue to Faysal Sohail 30,000 shares of Parent Common Stock in accordance with the Management Employment Agreement between Parent and Faysal Sohail (the "Stock Grant").

          (b) Amalgamation Sub shall pay any interest due on the loan arranged by Chase H&Q for the benefit of Faysal Sohail to enable him to pay the amount of withholding required in connection with the Loan Forgiveness and the Stock Grant as described more fully in the Management and Employment Agreement between Parent and Faysal Sohail.

          (c) On or before the Closing Date, the Company shall forgive all amounts owed by Faysal Sohail to the Company pursuant to that certain Note Secured by Stock Pledge Agreement dated April 2, 2000 including, without limitation, the principal amount of such note and all interest accrued thereunder.

     6.15 Capitalization of Amalgamation Sub.  On or before the Effective Time,
          ----------------------------------
Parent shall subscribe for US$1,800,000 of common shares of Numerical ULC and shall cause Numerical ULC to subscribe for US$1,800,000 common shares of Amalgamation Sub.

                                  ARTICLE VII
                             CONDITIONS TO CLOSING

     7.1 Conditions to Obligations of Each Party to Effect the Amalgamation. The
         ------------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Amalgamation shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a)  Shareholder Approval. This Agreement shall have been approved and
               --------------------
adopted, and the Amalgamation shall have been duly approved, by the requisite vote under applicable law, by the shareholders of the Company.

          (b)  Court Order.  The Amalgamation Order shall have been issued by
               -----------
the appropriate Nova Scotia court, there shall have been no conditions imposed by the Amalgamation

Order (except for such conditions as are satisfactory to each of the Company and Parent), and the Amalgamation Order shall not have been set aside or modified in a manner unacceptable to the Company or Parent on appeal or otherwise.

          (c)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Amalgamation shall be in effect.

          (d)  Dissenters.  Holders of no more than five percent (5%) in the
               ----------
aggregate of the issued and outstanding Company Capital Stock shall have exercised Dissenters' Rights in respect of the Amalgamation.

          (e)  Related Agreements.  Each of the parties to the Related
               ------------------
Agreements shall execute and deliver a copy of such Related Agreements to the other parties thereto.

     7.2 Additional Conditions to Obligations of the Company.  The obligations
         ---------------------------------------------------
of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the
Company:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Parent and Amalgamation Sub contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall be true in all respects) on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer of Parent.

          (b)  Agreements and Covenants.  Parent shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and the Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer of Parent.

          (c)  Legal Opinions.  The Company shall have received a legal opinion
               --------------
from Wilson Sonsini Goodrich & Rosati, P.C., United States legal counsel to the Parent, and from Stewart McKelvey Stirling Scales, Canadian legal counsel to Parent, each in a form to be agreed upon by Parent and the Company.

          (d)  Material Adverse Effect.  Since June 30, 2000, no event or
               -----------------------
condition of any character shall have occurred that has or could be reasonably expected to have a Material Adverse Effect on Parent.

          (e)  Arrangement of Sohail Financing.  Faysal Sohail shall have
               -------------------------------
obtained the financing described in Section 6.14 on the terms and subject to the condition set forth therein.

     7.3 Additional Conditions to the Obligations of Parent.  The obligations of
         --------------------------------------------------
Parent to consummate the Amalgamation and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall be true in all respects) on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and Parent shall have received certificates to such effect signed by the Chief Executive Officer of the Company on behalf of the Company.

          (b)  Agreements and Covenants.  The Company shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or them on or prior to the Closing, and Parent shall have received certificates to such effect signed by the Chief Executive Officer of the Company on behalf of the Company.

          (c)  Third Party Consents.  Parent shall have been furnished with
               --------------------
evidence that the Company has obtained consents, approvals and waivers set forth in Schedule 7.3(g).
   ---------------

          (d)  Quebec Securities Commission.  All necessary approvals from the
               ----------------------------
Quebec Securities Commission relating to the issuance of securities on the Amalgamation shall have been received.

          (e)  Loan Forgiveness.  Parent shall have been furnished with evidence
               ----------------
that the Company has forgiven (the "Loan Forgiveness") the amount owed to the Company by Faysal Sohail pursuant to that certain Note Secured by Stock Pledge Agreement dated April 2, 2000 made by Faysal Sohail in favor of the Company in the principal amount of $1,750,000.

          (f)  Legal Opinions.  Parent shall have received a legal opinion from
               --------------
Brobeck, Phleger & Harrison, LLP, United States legal counsel to the Company, and from Cox Hanson, Canadian legal counsel to the Company, each in a form to be agreed upon by Parent and the Company.

          (g)  Section 116 Certificates.  Holders of not less than ninety
               ------------------------
percent (90%) of the Company Capital Stock held by persons who have not delivered statutory declarations to the effect that such person is a resident of Canada for the purposes of the ITA shall have delivered to Parent or Amalgamation Sub a certificate under Section 116 of the ITA with a certificate limit not less than the proceeds of disposition (for the purposes of the ITA) of the Class A Shares received pursuant to the Amalgamation (in respect of such holders' Company Capital Stock) being exchanged for Exchangeable Shares in connection with the reorganization of capital described in Section 1.12.

          (h)  Material Adverse Effect.  Since June 30, 2000, no event or
               -----------------------
condition of any character shall have occurred that has or could be reasonably expected to have a Material Adverse Effect on the Company.

                                 ARTICLE VIII
                            INDEMNIFICATION; ESCROW

     8.1 Survival of Representations, Warranties and Agreements. All
         ------------------------------------------------------
representations and warranties of the Company in Article II and Parent in
Article IV, or in any instrument delivered by such parties pursuant to this Agreement, shall survive the Closing Date and shall terminate on the second anniversary of the Closing Date; provided, however, that the representations and
                                 --------  -------
warranties contained in Section 2.15 shall terminate only on the 90/th/ day after the last date the relevant Tax authority is entitled to assess or reassess the relevant Person with respect to such Tax matter. The representations and warranties of ML Holdco contained in Article III and all of the covenants and agreements of each party hereunder shall survive the termination of this agreement and remain in effect forever.

     8.2 Indemnification
         ---------------

          (a) The Company agrees to indemnify and hold Parent, its officers, directors, and affiliates (including Amalco) harmless for, from and against any Losses incurred by Parent, its officers, directors, or affiliates directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein (as modified by the Company Schedules, without giving effect to any update thereto), or any failure by the Company to perform or comply with any covenant contained herein and required to be performed or complied with by the Company on or before the Effective Time.

          (b) Martin Lefebvre and Faysal Sohail jointly and severally agree to indemnify and hold Parent, its officers, directors, and affiliates (including Amalco) harmless for, from and against any Losses incurred by Parent, its officers, directors, or affiliates directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained in
Section 2.15 herein (as modified by the Company Schedules, without giving effect to any update thereto); provided, however, that with respect to any such Losses
                        --------  -------
incurred during the Escrow Period, Parent, its officers, directors and affiliates shall first make a claim for such Losses against the Indemnification Shares in accordance with the procedures set forth in the Escrow Agreement. After completion of the Closing, Messrs. Lefebvre and Sohail shall not be entitled to seek or obtain any contribution or compensation from Amalco with respect to breaches of representations and warranties given hereunder by, or breach of covenants hereunder of, the Company at or prior to Closing.

          (c) Martin Lefebvre agrees to indemnify and hold Parent, its officers, directors, and affiliates (including Amalco) harmless for, from and against any Losses incurred or accrued by

Parent, its officers, directors, or affiliates directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of ML Holdco contained in Article III herein, or any failure by ML Holdco to perform or comply with any covenant contained herein. After completion of the Closing, Mr. Lefebvre shall not be entitled to seek or obtain any contribution or compensation from Amalco with respect to breaches of representations and warranties given hereunder by, or breach of covenants hereunder of, ML Holdco at or prior to Closing.

          (d) Parent agrees to indemnify and hold the Company, its officers, directors, and affiliates harmless for, from and against any Losses incurred or accrued by the Company, its officers, directors, or affiliates directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of Parent contained in Article IV herein (as modified by the Parent Schedules, without giving effect to any update thereto), or any failure by Parent to perform or comply with any covenant contained herein.

     8.3 Indemnification Threshold and Limitations
         -----------------------------------------

          (a) Except as set forth below, there shall be no liability for any party under Sections 8.2 unless the aggregate amount of Losses incurred by the party seeking indemnification exceeds $100,000 (the "Indemnification Threshold") and then only to the extent of such excess. For purposes of determining whether the Indemnification Threshold has been reached, claims for Losses may be aggregated by the party seeking indemnification. The Indemnification Threshold shall not apply with respect to Losses arising from claims based on (i) breaches of the representations and warranties of the Company contained in Sections 2.3 (Capitalization), 2.4 (Authority), 2.15 (Taxes) and 2.17 (Brokers), or ML Holdco contained in Article III, or (ii) fraud.

          (b) Except for claims based on fraud, (i) the liability of the Company under Section 8.2(a) shall be limited solely and exclusively to the Indemnification Shares, (ii) the liability of the Messrs. Lefebvre and Sohail under Section 8.2(b) shall be limited to the total number of shares of Parent Common Stock payable to the Management Shareholders under this Agreement and the Related Agreements, (iii) the liability of Mr. Lefebvre under Section 8.2(c) shall be unlimited, and (iv) the liability of Parent under Section 8.2(e) shall not exceed an amount equal to twenty-five percent (25%) of the Total Consideration. Any payment obligation of Parent under Section 8.2(d) shall be satisfied by delivery of a number of shares of Parent Common Stock equal to the payment amount divided by the Parent Common Stock Deemed Value.
               -------

     8.4 Indemnification Escrow Account.  At the Effective Time, twenty-five
         ------------------------------
percent (25%) of the total number of Class A Shares (and, after the reorganization of capital of the Class A Shares, the Exchangeable Shares into which such Class A Shares are exchanged) issuable to the Company Shareholders pursuant to Section 1.6 (the "Indemnification Shares") shall be deposited into an escrow account (the "Indemnification Escrow Account") by and on behalf of the Company Shareholders. The terms and conditions upon which the Indemnification Shares are to be held shall be set forth more fully in the Escrow Agreement. Each Indemnification Share delivered to Parent or its affiliates in satisfaction of the Company's indemnification obligation contained in Section 8.2(a) shall be valued at the Parent Common Stock Deemed Value.

     8.5 Shareholder Representative.
         --------------------------

            (a)  Shareholder Representative Powers and Authority. In the event
                 -----------------------------------------------
the Amalgamation is approved, effective upon such vote, and without further act of any Company Shareholder, Gordon D. Hull shall be appointed as agent and attorney-in-fact (the "Shareholder Representative") of each Company Shareholder (except such shareholders, if any, as shall have perfected their Dissenters' Rights). The Shareholder Representative shall have full power and authority to represent all of the Company Shareholders and their successors with respect to all matters arising under this Agreement and the Escrow Agreement and all actions taken by the Shareholder Representative hereunder and thereunder shall be binding upon all such Company Shareholders and their successors as if expressly confirmed and ratified in writing by each of them. The Shareholder Representative shall take any and all actions which he believes are necessary or appropriate under this Agreement and the Escrow Agreement for and on behalf of the Company Shareholders, as fully as if the Company Shareholders were acting on their own behalf, including, without limitation, defending all indemnity claims against the Company Shareholders pursuant to Section 8.2 of this Agreement (an "Indemnity Claim"), consenting to, compromising or settling all Indemnity Claims, conducting negotiations with Parent and its agents regarding such claims, dealing with Parent and the Escrow Agent under this Agreement and the Escrow Agreement with respect to all matters arising under this Agreement and the Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and the Escrow Agreement, and engaging counsel, accountants or other Shareholder Representatives in connection with the foregoing matters. Without limiting the generality of the foregoing, the Shareholder Representative shall have full power and authority to interpret all the terms and provisions of this Agreement and the Escrow Agreement and to consent to any amendment hereof or thereof on behalf of all such Company Shareholders and such successors. Notwithstanding the foregoing, each Company Shareholder shall have the right to exercise any voting rights appertaining to the Indemnification Shares in proportion to the Proportionate Stock Interest (as such term is defined in the Escrow Agreement) of such Company Shareholder, rounded down to the nearest whole number of shares.

            (b) Indemnification of Shareholder Representative.  The Shareholder
                ---------------------------------------------
Representative may act upon any instrument or other writing believed by the Shareholder Representative in good faith to be genuine and to be signed or presented by the proper person and shall not be liable in connection with the performance by him of his duties pursuant to the provisions of the Escrow Agreement, except for his own willful default or gross negligence. The Shareholder Representative shall be, and hereby is, indemnified and held harmless, jointly and severally, by the Company Shareholders from all losses, costs and expenses (including attorneys' fees) that may be incurred by the Shareholder Representative as a result of the Shareholder Representative's performance of his duties under this Agreement the Escrow Agreement, provided
                                                                     --------
that the Shareholder Representative shall not be entitled to indemnification for losses, costs or expenses that result from any action taken or omitted by the Shareholder Representative as a result of his willful default or gross negligence and provided, further, that each Company Shareholder's obligation to
               --------  -------
indemnify the Shareholder Representative under this Agreement and the Escrow Agreement shall be limited to, and payable only from, each Shareholder's pro
                                                                         ---
rata interest in the Indemnification Escrow Account and cash available, if any,
----
to the Company Shareholders under the Escrow Agreement. Notwithstanding the foregoing, the Shareholder Representative's right to any costs or expenses from the Indemnification Escrow Account shall be subordinated to and paid after claims of the Parent.

     (c) Access to Information.  The Shareholder Representative shall have
         ---------------------
reasonable access to information of and concerning any Indemnity Claim and which is in the possession, custody or control of the Company or Parent and the reasonable assistance of the Company's and Parent's officer's and employees for purposes of performing the Shareholder Representative's duties under this Agreement or the Escrow Agreement and exercising its rights under this Agreement and the Escrow Agreement, including for the purpose of evaluating any Indemnity Claim against the Indemnification Shares by Parent; provided that the
                                                    --------
Shareholder Representative shall treat confidentially and not disclose any nonpublic information from or concerning any Indemnity Claim to anyone (except to the Shareholder Representative's attorneys, accountants and other advisers, to Company Shareholders, to the arbitrators appointed to resolve disputes pursuant to this Agreement, and on a need-to-know basis to other individuals who agree to keep such information confidential).

     (d) Reasonable Reliance.  In the performance of his duties hereunder, the
         -------------------
Shareholder Representative shall be entitled to rely upon any document or instrument reasonably believed by him to be genuine, accurate as to content and signed by any Company Shareholder or Parent. The Shareholder Representative may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

     (e) Attorney-in-Fact.
         ----------------

               (i) The Shareholder Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Company Shareholder, with full power in his, her or its name and on his, her or its behalf to act according to the terms of this Agreement and the Escrow Agreement in the absolute discretion of the Shareholder Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering the Escrow Agreement and any other agreements, certificates, receipts, instructions, notices or instruments contemplated by or deemed advisable in connection with the Escrow Agreement.

               (ii) This power of attorney and all authority hereby conferred is granted and shall be irrevocable and shall not be terminated by any act of any Company Shareholder, by operation of law, whether by such Company Shareholder's death, disability protective supervision or any other event. Without limitation to the foregoing, this power of attorney is to ensure the performance of a special obligation and, accordingly, each Company Shareholder hereby renounces its, his or her right to renounce this power of attorney unilaterally any time before the Termination Date (as such term is defined in the Escrow Agreement).

               (iii) Each Company Shareholder hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Shareholder Representative taken in good faith under the Escrow Agreement.

               (iv)  Notwithstanding the power of attorney granted in this
Section 8.5, no agreement, instrument, acknowledgement or other act or document shall be ineffective by reason only of the Company Shareholders having signed or given such directly instead of the Shareholder Representative.

     (f) Liability.  If the Shareholder Representative is required by the terms
         ----------
of the Escrow Agreement to determine the occurrence of any event or contingency, the Shareholder Representative shall, in making such determination, be liable to the Company Shareholders only for his proven bad faith as determined in light of all the circumstances, including the time and facilities available to him in the ordinary conduct of business. In determining the occurrence of any such event or contingency, the Shareholder Representative may request from any of the Company Shareholders or any other person such reasonable additional evidence as the Shareholder Representative in his sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including any of the Company Shareholders, and the Shareholder Representative shall not be liable to any Company Shareholder for any damages resulting from his delay in acting hereunder pending his receipt and examination of additional evidence requested by him.

     (g) Orders.  The Shareholder Representative is authorized, in his sole
         ------
discretion, to comply with final, nonappealable orders or decisions issued or process entered by any court of competent jurisdiction or arbitrator with respect to the Indemnification Shares. If any portion of the Indemnification Shares is disbursed to the Shareholder Representative and is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Shareholder Representative is authorized, in his sole discretion, but in good faith, to rely upon and comply with any such order, writ, judgment or decree which he is advised by legal counsel selected by him is binding upon him without the need for appeal or other action; and if the Shareholder Representative complies with any such order, writ, judgment or decree, he shall not be liable to any Company Shareholder or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     (h) Removal of Shareholder Representative; Authority of Successor
         -------------------------------------------------------------
Shareholder Representative.  Company Shareholders who in the aggregate hold at
---------------------------
least a majority of the Company Shareholders' interest in the Indemnification Shares shall have the right at any time during the term of the Escrow Agreement to remove the then-acting Shareholder Representative and to appoint a successor Shareholder Representative; provided, however, that neither such removal of the
                            --------  -------
then acting Shareholder Representative nor such appointment of a successor Shareholder Representative shall be effective until the delivery to Parent and the Escrow Agent of executed counterparts of a writing signed by each such Company Shareholder with respect to such removal and appointment, together with an acknowledgment signed by the successor Shareholder Representative appointed in such writing that he or she accepts the responsibility of successor Shareholder Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Shareholder Representative. Each successor Shareholder Representative shall have all of the power, authority, rights and privileges conferred by this

Agreement upon the original Shareholder Representative, and the term "Shareholder Representative" as used herein and in the Escrow Agreement shall be deemed to include any interim or successor Shareholder Representative.

     8.6 Defense of Third Party Claims. In the event of the assertion or
         -----------------------------
commencement by any Person of any claim or legal proceeding ("Legal Proceeding") (whether against the Company, against any other indemnitee or against any other Person) with respect to which any of the Company Shareholders may become obligated to indemnify, hold harmless, pay, compensate or reimburse Parent, their officers, directors or affiliates ("Parent Indemnitee") pursuant to this
Section 8, (1) Parent, as soon as practicable after it receives written notice of any such claim or Legal Proceeding shall notify the Shareholders' Representative of such claim or Legal Proceeding (it being understood that the failure to notify the Shareholders' Representative shall not in any way limit the rights of the Parent Indemnitees under this Agreement unless such failure materially prejudices the defenses available to the Shareholders' Representative), and (2) the Shareholders' Representative shall have the right, at its discretion and subject to the conditions below, to assume the defense of such claim or Legal Proceeding at the sole expense of the Company Shareholders. If the Shareholders' Representative so assumes the defense of any such claim or Legal Proceeding:

          (a) the Shareholders' Representative shall acknowledge in writing the obligation of the Company Shareholders to indemnify the relevant Parent Indemnitee against any Losses that may result from such claim or Legal Proceeding;

          (b) Parent shall, and shall cause its subsidiaries to, make available to the Shareholders' Representative any documents and material in the possession of Parent that may be necessary to the defense of such claim or Legal Proceeding;

          (c) the Shareholders' Representative shall keep Parent informed of all material developments and events relating to such claim or Legal Proceeding;

          (d) Parent shall have the right to participate in the defense of such claim or Legal Proceeding at its own expense;

          (e) the Shareholders' Representative shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of Parent, provided, however, that Parent shall not unreasonably withhold such consent.

     If the Shareholders' Representative does not elect to assume the defense of any such claim or Legal Proceeding, Parent shall proceed with the defense of such claim or Legal Proceeding on its and:

          (a) all expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Company Shareholders;

          (b) the Company Shareholders shall make available to Parent any documents and materials in the possession or control of any of the Company Shareholders that may be necessary to the defense of such claim or Legal Proceeding;

          (c) Parent shall keep the Shareholders' Representative informed of all material developments and events relating to such claim or Legal Proceeding; and

          (d) Parent shall not have the right to settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of the Shareholders' Representative, provided, however, that the Shareholders' Representative shall not unreasonably withhold such consent.

  8.7 No Liability for Tax Treatment of Amalgamation and Reorganization of
      --------------------------------------------------------------------
Capital. Notwithstanding anything to the contrary set forth in this Agreement,
-------
no party shall be entitled to indemnification, nor shall have any recourse whatsoever against any other party hereto, for any claim arising out of or based on the failure of the Amalgamation and reorganization of capital, or any part thereof, to qualify as a "reorganization" within the meaning of Section 368 of the Code or as a tax deferred transfer in accordance with the provisions of Sections 87 or 86 of the ITA, as the case may be; provided that Parent shall be
                                                  --------
liable for any claims arising from breach of its obligations under Section
5.2(c).

                                  ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

  9.1 Termination. Except as provided in Section 9.2 below, this Agreement
      -----------
may be terminated and the Amalgamation abandoned at any time prior to the
Closing:

          (a) by mutual written consent of the Company and Parent;

          (b) by Parent or by the Company and the Shareholder Representative if:
(i) the Closing has not occurred before 5:00 p.m. (California time) on December 31, 2000 (the "Expiration Date") (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Amalgamation to occur on or before such date);
(ii) there shall be a final nonappealable order of a federal, provincial or state court in effect preventing consummation of the Amalgamation or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued by any Governmental Entity that would make consummation of the Amalgamation illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued by any Governmental Entity after the date hereof, which would: (i) prohibit Parent's or Amalco's ownership or operation of all or any material portion of the business of the Company or (ii) compel Parent or Amalco to dispose of or hold separate all or a material portion of the business or assets of the Company as a result of the Amalgamation;

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Company Shareholders and such breach has not been cured within thirty (30) business days after written notice to the Company or the Shareholder Representative (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by the Company or the Shareholder Representative if the Company and the Company Shareholders are not in material breach of its or their obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent and such breach has not been cured within thirty (30) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured).

  9.2  Effect of Termination. In the event of termination of this Agreement as
       ---------------------
provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, the Company or the Company Shareholders, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement
--------
prior to its termination; and provided further that, the provisions of Sections
                              --------
6.4, this 9.2 and Article X of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

  9.3  Amendment. Except as is otherwise required by applicable law, this
       ---------
Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent, Amalgamation Sub, the Company and ML Holdco.

  9.4  Extension; Waiver. At any time prior to the Closing, Parent, on the one
       -----------------
hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                              GENERAL PROVISIONS

  10.1 Notices. All notices and other communications hereunder shall be in
       -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent:

               Numerical Technologies, Inc.
               70 W. Plumeria Drive
               San Jose, CA  95134
               Attn: Yagyensh C. Pati
               Telephone No.: (408) 919-1910
               Facsimile No.: (408) 919-1920

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention: John Roos, Esq.
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 493-6811

               and to:

               Aird & Berlis
               BCE Place
               181 Bay Street, Suite 1800
               Toronto, Ontario  M5J 2T9
               Attention: Jay Lefton
               Telephone: (416) 863-1500
               Facsimile: (416) 863-1515

          (b)  if to the Company, to:

               Cadabra Design Automation Inc.
               c/o Cadabra Design Automation (USA) Inc.
               3031 Tisch Way, Suite 200
               San Jose, CA  95128
               Attention: Faysal Sohail
               Telephone: (408) 260-2500
               Facsimile: (408) 260-0994

               with a copy to:

               Brobeck, Phleger & Harrison, LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, CA 94303

               Attention: Rod J. Howard
               Telephone No.: (650) 812-2596
               Facsimile No.: (650) 496-2777

               And to:

               Fraser Milner Casgrain
               Suite 1420
               99 Bank Street
               Ottawa, Ontario
               Canada K1P 1H4
               Attention: Thomas A. Houston
               Telephone No.: (613) 783-9611
               Facsimile No.: (613) 783-9690

          (c)  if to the Shareholder Representative:

               Gordon D. Hull
               c/o CMEA Ventures
               235 Montgomery Street, Suite 920
               San Francisco, California 94104
               Telephone No.: (415) 352-1520
               Facsimile No.: (415) 352-1524

  10.2 Interpretation. The words "include," "includes" and "including" when used
       --------------
herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  10.3 Counterparts. This Agreement may be executed in one or more counterparts,
       ------------
all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

  10.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits
       ----------------------------
hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other Person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and/or Numerical ULC may assign some or all of its rights and delegate its obligations hereunder to a wholly owned subsidiary of

Parent provided it remains jointly and severally liable with any such affiliate for its obligations hereunder.

  10.5 Severability. In the event that any provision of this Agreement or the
       ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

  10.6 Other Remedies. Except as otherwise provided herein, any and all remedies
       --------------
herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

  10.7 Governing Law. This Agreement shall be governed by and construed in
       -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

  10.8 Arbitration.
       -----------

       (a) If the Shareholder Representative delivers to Parent and the Escrow Agent a timely notice pursuant to Section 7(b) of the Escrow Agreement disputing in good faith the amount of any claim or that any claim is covered hereby or if any other dispute, claim or controversy ("Dispute") arises with respect to this Agreement, then the Parties hereto agree to resolve such Dispute in accordance with the arbitration provisions hereinafter set forth. The party alleging any claim hereunder (the "Claimant") shall issue a notice (the "Dispute Notice") to each of the other parties hereto in accordance with the notice provisions hereof. The Dispute Notice will set forth in reasonable detail the basis of the Claimant's claim ("Claim") and shall be deemed notice of the Claimant's election to assert its right to arbitration as herein provided. If the Dispute is resolved, then the disputants shall execute a memorandum setting forth such resolution and, if applicable, the amount of any damages payable to Claimant, and shall furnish such memorandum to all parties to this Agreement. If after a period of ten (10) days after receipt of the Dispute Notice (the "Mediation Period") the parties are unable to resolve their differences, the parties agree to arbitrate their differences in the City of Santa Clara, California in accordance with the rules of the American Arbitration Association ("AAA") then obtaining (except to the extent modified hereby) before a panel of three arbitrators (the "Arbitrators"). The indemnifying party shall select one arbitrator and the Claimant, or if there are more than one Claimant asserting the same Claim, a majority of the Claimants, shall select one arbitrator. Each of the parties shall each make their selection of an arbitrator within fifteen
(15) days after the expiration of the Mediation Period (the "Arbitrator

Selection Period"). The two arbitrators shall select a third arbitrator within fifteen (15) days after the expiration of the Arbitrator Selection Period and upon his selection, the third arbitrator shall act as the Chair of all proceedings under the arbitration. In the event the two arbitrators fail to select the third arbitrator within such fifteen (15) day period, either party may apply to a California Court of general jurisdiction sitting in Santa Clara County to have such Court appoint such third arbitrator.

     (b) With respect to all pre-hearing matters, the arbitration shall be governed by the California Code of Civil Procedure (the "CCP") and the parties shall be deemed to have all of the rights and responsibilities as are provided for therein. In connection therewith, to the extent permitted by law, the Arbitrators shall be vested with such authority and discretion as if they were presiding as a California State Court Judge and as if this were a civil action pending before him. This shall include, inter alia, the authority to entertain
                                        ----- ----
and decide dispositive motions under the CCP; provided, however, nothing in the foregoing shall entitle the Arbitrators to amend the express terms of the Agreement.

     (c) Each party shall bear its own costs and attorneys' fees in connection with the arbitration, subject to the opinion of the Arbitrators. Such costs and fees incurred by the Shareholder Representative shall be satisfied from the Indemnification Escrow Account through cash available thereunder and the sale of the shares held therein.

     (d) As soon as Arbitrators have been appointed, the parties shall have the right to commence and conduct discovery pursuant to all means available under the CCP. The parties agree that each side will be limited to three (3) depositions. In addition, each party may depose the other parties' designated expert(s). The Arbitrators shall have the power to limit discovery which they deem not to be in compliance with the CCP.

     (e) All discovery requests shall be made within thirty (30) days after appointment of the Arbitrators, and all responses thereto shall be made and all documents, information and witnesses shall be provided or made available within ten (10) days after service of the applicable discovery request, unless the Arbitrators shall order longer periods. The matter shall be set for hearing on a date as soon as practical but no later than thirty (30) days after the completion of discovery. The hearing shall be completed as quickly as possible and in no event later than sixty (60) days after the first day of the hearing. The Arbitrators' award (the "Arbitral Award") shall be rendered in writing within thirty (30) days of the completion of the hearing on the merits. Any delays in the foregoing schedule shall not prejudice the rights of the parties.

     (f) The Arbitral Award shall be final and conclusive on the parties.

     (g) In the event that one or more of the Arbitrators named above refuse to act, or become incapable, incompetent or unfit to act before the hearing on the merits has been completed or before an award has been entered, a successor arbitrator shall be appointed by agreement of the parties or by application by either party to a California Court of general jurisdiction sitting in Santa Clara County.

           (h) The Arbitrators shall be governed by the terms of this Agreement, the Escrow Agreement and by and apply the substantive law of the State of California in making their award. Any dispute arising between the parties during the course of the arbitration concerning the interpretation and enforcement of these arbitration provisions shall be resolved by the Arbitrators in accordance with the provisions hereof.

           (i) At the request of either party, the arbitration proceedings pursuant hereto will be conducted confidentially. In such case all documents, testimony and records shall be received, heard and maintained by the arbitrator in confidence under seal, available for inspection only by the arbitrator, the parties and their respective attorneys and their respective experts, who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in confidence.

     10.9  Rules of Construction. The parties hereto agree that they have been
           ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.10 Specific Performance. The parties hereto agree that irreparable
           --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States, Canada or any state or province having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.11 English Language Only. The parties hereto confirm that is their wish
           ---------------------
that this Agreement, as well as all other documents related hereto, including legal notices, have been and shall be drawn up in the English language only.

     10.12 Certain Defined Terms. As used in this Agreement, in addition to the
           ---------------------
terms defined elsewhere in the Agreement (including in the Recitals), the following terms will have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "AAA" has the meaning set forth in Section 10.8(a).

           "Affected Employees" has the meaning set forth in Section 6.10.

           "Affiliate" has the meaning set forth in Section 2.11(a)

           "Agreement" has the meaning set forth on page 1.

           "Amalco Charter Documents" has the meaning set forth in Section 1.4.

          "Amalco Class A Shares" has the meaning set forth in Section 1.4.

          "Amalco Common Shares" has the meaning set forth in Section 1.4.

          "Amalco" has the meaning set forth in Section 1.1.

          "Amalgamation" has the meaning set forth in Section 1.1.

          "Amalgamation Order" has the meaning set forth in Section 1.2(b).

          "Amalgamation Sub" has the meaning set forth in the Preamble.

          "Approvals" has the meaning set forth in Section 2.1(a).

          "Arbitral Award" has the meaning set forth in Section 11.8(e).

          "Arbitrators" has the meaning set forth in Section 11.8(a).

          "Arbitrator Selection Period" has the meaning set forth in Section 11.8(a).

          "Assumed Options" has the meaning set forth in Section 6.3(b).

          "Cadabra Europe" has the meaning set forth in Section 2.1(a).

          "Cadabra USA" has the meaning set forth in Section 2.1(a).

          "Canadian Securities Legislation" has the meaning set forth in Section 2.5(b).

          "CCP" has the meaning set forth in Section 11.8(b).

          "Certificates" has the meaning set forth in Section 1.8 (c).

          "Circular" shall mean the proxy statement/private placement memorandum to be provided to the Company Shareholders in connection with the Amalgamation.

          "Claim" has the meaning set forth in Section 11.8(a).

          "Claimant" has the meaning set forth in Section 11.8(a).

          "Closing" has the meaning set forth in Section 1.2.

          "Closing Date" has the meaning set forth in the Recitals.

          "Code" has the meaning set forth in the Recitals.

          "Companies Act" has the meaning set forth in the Recitals.

          "Company" has the meaning set forth in the Preamble.

          "Company Capital Stock" has the meaning set forth in Section 2.3(a).

          "Company Charter Documents" has the meaning set forth in Section 2.2.

          "Company Class A Shares" has the meaning set forth in Section 2.3(a).

          "Company Class B Shares" has the meaning set forth in Section 2.3 (a).

          "Company Common Shares" has the meaning set forth in Section 2.3(a).

          "Company Contract" has the meaning set forth in Section 2.19 (m)

          "Company Employment Agreement" has the meaning set forth in Section 2.11(a).

          "Company Intellectual Property" has the meaning set forth in Section 2.18.

          "Company Permits" has the meaning set forth in Section 2.6 (b)

          "Company Plans" has the meaning set forth in Section 2.11(a).

          "Company Products" has the meaning set forth in Section 2.18 (b)

          "Company Registered Intellectual Property" has the meaning set forth in Section 2.18.

          "Company Shareholders" has the meaning set forth in Section 2.3 (a)

          "Company Shareholders Meeting" has the meaning set forth in Section 2.25.

          "Company Schedules" has the meaning set forth in introductory paragraph of Article II.

          "Company Stock Options" means all options to purchase Company Common Shares issued under the Company's Canadian Stock Option Plan or U.S. Stock Option Plan.

          "Competing Offer" has the meaning set forth in Section 5.3.

          "Dispute" has the meaning set forth in Section 11.8(a).

          "Dispute Notice" has the meaning set forth in Section 11.8(a).

          "Dissenters' Rights" has the meaning set forth in Section 1.7 (a)

          "Dissenting Shares" has the meaning set forth in Section 1.7 (a)

          "Domain Names" has the meaning set forth in Section 2.18.

          "Effective Time" has the meaning set forth in Section 1.2.

          "Employee" has the meaning set forth in Section 2.11(a).

          "Employment Agreements" has the meaning set forth in the Recitals.

          "Environmental Laws" has the meaning set forth in Section 2.16.

          "ERISA" has the meaning set forth in Section 2.11(a).

          "Escrow Agreement" shall mean the Escrow Agreement between Parent, Gordon D. Hull, acting on behalf of the Company Shareholders, Martin Lefebvre and Chase Manhattan Bank and Trust Company N.A. to be entered into at the Effective Time.

          "Exchange Agent" has the meaning set forth in Section 1.8 (a).

          "Exchangeable Share Provisions" has the meaning set forth in Section 1.4.

          "Exchangeable Shares" has the meaning set forth in Section 1.2(b).

          "Exchange Ratio" shall have the meaning set forth in Section 1.6(a).

          "Expiration Date" has the meaning set forth in Section 6.3(a).

          "Financial Statements" has the meaning set forth in Section 2.7.

          "Governmental Entity" has the meaning set forth in Section 2.5(b).

          "Indemnification Escrow Account" has the meaning set forth in Section 8.4.

          "Indemnification Shares" has the meaning set forth in Section 1.5.

          "Indemnification Threshold" has the meaning set forth in Section
9.3(a).

          "Indemnity Claim" has the meaning set forth in Section 8.5(a).

          "Insurance Policies" has the meaning set forth in Section 2.20.

          "Intellectual Property" has the meaning set forth in Section 2.18.

          "International Employee Plan" has the meaning set forth in Section 2.11(f).

          "IRS" has the meaning set forth in Section 2.11(a).

          "ITA" has the meaning set forth in Recitals (G)

          "Key Employees" has the meaning set forth in the Recitals.

          "Knowledge" an individual will be deemed to have "Knowledge" of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is currently serving as a member of the board of directors, officer, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

          "Legal Proceeding" has the meaning set forth in Section 9.5(j).

          "Legal Requirements" has the meaning set forth in Section 2.3(e).

          "Lien" means any mortgage, hypothecation, pledge, prior claim, assignment, encumbrance, lien (statutory or other), security interest or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) or any restriction on transfer.

          "Liens" has the meaning set forth in Section 2.15(b)(xiv).

          "Loan Forgiveness" has the meaning set forth in Section 7.3(e).

          "Loss" and "Losses" means all claims, losses, liabilities, damages, deficiencies, costs, assessments, penalties, fees, taxes, amounts paid in settlement and expenses (including reasonable attorneys' fees and expenses and expenses incurred in connection with investigating, defending, or settling any action, threatened action, investigation or proceeding) arising out of any condition, claim, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter covered by any party's indemnification obligations set forth in Article VIII, less the amount of tax benefit received
                                       ----
as a result of claim, loss, liability, damage, deficiency, cost and expense, amounts recovered under insurance policies or indemnities from third parties or, in the case of third party claims, any amount actually recovered pursuant to counterclaims relating to the facts giving rise to such third party claim.

          "Management Employment Agreements" has the meaning set forth in the Recitals.

          "Material Adverse Effect" (a) as used with respect to the Company means a material adverse effect on the following: (i) the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of the Company and the Subsidiaries taken as a whole, or (ii) the ability of Company to consummate the transactions contemplated by this Agreement or the Related Agreements or perform its obligations hereunder or thereunder, and (b) as used with respect to Parent means a material adverse effect on the following: (i) the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of the Parent and its subsidiaries taken as a whole, (ii) the ability of Parent to consummate the transactions contemplated by this Agreement or the Related Agreements or perform their obligations hereunder or thereunder; provided, however, in no event shall
                                           --------  -------
any of the following in themselves, either alone or in combination, be deemed to constitute, nor shall the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (A) any change in the market price or trading volume of Parent after the date hereof; any failure to meet revenue or earnings predictions, estimates or expectations for any period ending after the date of this Agreement; or (B) any change, event, violation, inaccuracy, development, occurrence, fact, circumstance or effect that results from: (1) changes affecting any of the industries in which such entity operates generally; (2) changes affecting the United States, Canadian, regional or world economies generally or in any locations where Company or any of its Subsidiaries has material operations or sales; (3) any adverse change, effect, event, occurrence, state of facts or development attributable or relating to (x) out-of-pocket fees and expenses (including legal, accounting, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement, or (y) the payment of any amounts due to, or the provision of any other benefits (including benefits relating to acceleration of stock options) to any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of the date of this Agreement; (4) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any actions required by, this Agreement; or (5) the public announcement or pendency of the transactions contemplated hereby (including any cancellation of or delays in customer orders, reduction in sales, disruption in supplier, distributor, partner or similar relationships or employee attrition).

          "Mediation Period" has the meaning set forth in Section 11.8(a).

          "ML Holdco" has the meaning set forth in the Preamble.

          "ML Holdco Charter Documents" has the meaning set forth in Section
4.2.

          "ML Holdco Stock" has the meaning set forth in Section 3.3 (a).

          "Numerical ULC" has the meaning set forth in the Preamble.

          "Option Reserve Shares" has the meaning set forth in Section 6.3(b).

          "Parent" has the meaning set forth in the Preamble.

          "Parent Common Stock" has the meaning set forth Section 5.4(a).

          "Parent Common Stock Deemed Value" means the average closing price per share of the Parent Common Stock on the Nasdaq National Market for the forty-five calendar days immediately prior to the Closing Date.

          "Parent Indemnitee" has the meaning set forth in Section 9.5(j).

          "Parent Multiple Voting Share" shall mean the Certificate of Designation to be filed with the Delaware Secretary of State creating a series of preferred stock of Parent designated as "Special Voting Stock," and authorizing one share of such stock having the rights, privileges, restrictions and conditions set forth therein.

          "Parent Preferred Stock" has the meaning set forth Section 5.4(a).

          "Parent Schedules" has the meaning set forth in introductory paragraph of Article IV.

          "Parent SEC Reports" has the meaning set forth in Section 4.5

          "Patents" has the meaning set forth in Section 2.18.

          "Permitted Liens" shall mean (i) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with applicable generally accepted accounting principles; (ii) mechanics', carriers' or warehouseman's Liens arising in the ordinary course of; (iii) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning restrictions as to the use of real properties, which do not materially interfere with the use, occupation and enjoyment of the property subject to the Lien by and in connection with the applicable business; (iv) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and (v) Liens in favor of customs authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods to the extent accrued on the relevant Financial Statements.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Entity or other entity of whatever nature.

          "PTO" has the meaning set forth in Section 2.18(a)

          "Registered Intellectual Property" has the meaning set forth in
Section 2.18.

          "Registration Rights Agreement" has the meaning set forth in the Recitals.

          "Related Agreements" means collectively the Escrow Agreement, the Management Employment Agreements, the Employment Agreements, the Registration Rights Agreement, the Voting and Exchange Agreement and the Support Agreement.

          "Returns" has the meaning set forth in Section 2.15(b)(i).

          "Reserve Share Purchase Price" has the meaning set forth in Section 6.3(b).

          "Rule 144" has the meaning set forth in Section 7.1(a).

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated from time to time thereunder.

          "Shareholder Representative" has the meaning set forth in Section 8.5(a).

          "Stock Grant" has the meaning set forth in Section 6.14.

          "Subsidiaries" is defined in Section 2.1(a).

          "Tax" or "Taxes" has the meaning set forth in Section 2.15(a).

          "Third Party Expenses" has the meaning set forth in Section 7.3.

          "Total Consideration" means the amount equal to 3,200,000 times the
                                                                    -----
Deemed Parent Common Stock Value.

          "Trademarks" has the meaning set forth in Section 2.18.

          "URLs" has the meaning set forth in Section 2.18.

          "U.S. GAAP" has the meaning set forth in the Recitals.

          "Voting Agreements" has the meaning in Recitals (D).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

Parent:                                          The Company:

NUMERICAL TECHNOLOGIES, INC.                     CADABRA DESIGN AUTOMATION, INC.

                                                By: /s/ Faysal Sohail
By: /s/ Buno Pati                                   ---------------------------------
   ---------------------------------                Name:
   Name:                                            Title:
   Title:



Numerical ULC:                                   ML Holdco:

NUMERICAL NOVA SCOTIA COMPANY                    3047725 NOVA SCOTIA LIMITED


By: /s/ Buno Pati                               By: /s/ Martin Lefebvre
   ---------------------------------                ---------------------------------
   Name:                                            Name:
   Title:                                           Title:


Amalgamation Sub:                                The Management Shareholders:

NUMERICAL ACQUISITION LIMITED                    /s/ Matin Lefebvre
                                                 ---------------------------------
                                                 Martin Lefebvre
By: /s/ Buno Pati
   ---------------------------------
   Name:
   Title:                                        /s/ Faysal Sohail
                                                 ---------------------------------
                                                 Faysal Sohail



                                                 The Shareholder Representative:

                                                 /s/ Gordon D. Hull
                                                 ---------------------------------
                                                 [name]